                                 Exhibit (a)(ii)
                                                                  EXECUTION COPY

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                             Grupo TMM, S.A. de C.V.

                                       AND

                                 CITIBANK, N.A.,
                                  As Depositary

                                       AND

               HOLDERS AND BENEFICIAL OWNERS FROM TIME TO TIME OF
                      AMERICAN DEPOSITARY SHARES EVIDENCED
                                       BY
                          AMERICAN DEPOSITARY RECEIPTS

            --------------------------------------------------------
                          (Deposit Agreement for CPOs)
            --------------------------------------------------------

                          Dated as of December 26, 2001

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                                Table of Contents

                                                                            Page

                                    ARTICLE I

                                   ARTICLE II
FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY,

   SECTION 2.05  Surrender of Receipts of Withdraw of Deposited Securities;
                 Sale of Underlying Shares....................................12
   SECTION 2.06  Limitations on Execution and Delivery, Transfer, Etc. of

                                   ARTICLE III

   SECTION 3.03  Representations and Warranties on Deposit, Transfer,

                                   ARTICLE IV
RIGHTS RELATING TO THE DEPOSITED SECURITIES; CERTAIN OBLIGATIONS

   SECTION 4.05  Distributions Other Than Cash, CPOs or Rights to Subscribe

   SECTION 4.10  Transmittal by the Depositary of Company Notices, Reports

                                    ARTICLE V

   SECTION 5.03  Obligations of the Depositary, the Custodian and
                 the Company..................................................33
   SECTION 5.04  Prevention or Delay in Performance by the Depositary or
                 the Company..................................................34
   SECTION 5.05  Resignation and Removal of the Depositary; Appointment of

                                   ARTICLE VI

                                   ARTICLE VII

EXHIBITS

                                DEPOSIT AGREEMENT

      DEPOSIT AGREEMENT FOR CPOs dated as of December 26, 2001 (this "Deposit
Agreement") among Grupo TMM, S.A. de C.V., a corporation (sociedad anonima de capital variable) organized under the laws of the United Mexican States and any successor (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America and any successor as depositary hereunder (the "Depositary"), all Holders (as hereinafter defined)
from time to time of the American Depositary Shares (as hereinafter defined)
issued hereunder and all Beneficial Owners (as hereinafter defined) from time to time of American Depositary Shares.

                              W I T N E S S E T H:

      WHEREAS, the Company desires to establish with the Depositary an ADR (as hereinafter defined) facility to provide for the deposit of CPOs (as hereinafter defined), and for the creation of American Depositary Shares representing the
CPOs so deposited and for the execution and delivery of American Depositary
Receipts evidencing the American Depositary Shares; and

      WHEREAS, the Company has made arrangements to deposit Shares (as hereinafter defined) to be represented by CPOs, in accordance with Article 81 of the Mexican Securities Law, with S.D. Indeval, S.A. de C.V. ("Indeval"), a
Mexican depository institution under the governance of the Mexican Securities
Law; and

      WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto;

      NOW, THEREFORE, in consideration of the premises it is agreed by and among the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

      The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

      SECTION 1.01 Affiliate. The term "Affiliate" shall have the meaning assigned to such term by the Commission (as hereinafter defined) under
Regulation C promulgated under the Securities Act (as hereinafter defined), or under any successor regulation thereto.

      SECTION 1.02 American Depositary Shares; ADSs. The term "American
Depositary Shares" or "ADSs" shall mean the rights evidenced by the Receipts (as hereinafter defined) executed and delivered hereunder, including the interests in the Deposited Securities (as hereinafter defined) granted to the Holders pursuant to the terms and conditions of this Deposit Agreement. Each American
Depositary Share shall represent one (1) CPO, until there shall occur a distribution upon Deposited Securities referred to in Section 4.03 or a change in Deposited Securities referred to in Section 4.09 with respect to which additional Receipts are not executed and delivered, and thereafter each American
Depositary Share shall represent the CPOs or other Deposited Securities specified in such Sections.

      SECTION 1.03 Beneficial Owner. The term "Beneficial Owner" shall mean any person owning any beneficial interest in a Receipt issued hereunder and the
American Depositary Shares represented by such Receipt but who is not the Holder of such Receipt.

      SECTION 1.04 Commission. The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

      SECTION 1.05 Common Representative. The term "Common Representative" shall mean Banco Internacional, S.N.C., as common representative of holders of CPOs or any other Mexican banking institution appointed by the CPO holders as their common representative from time to time in accordance with the Mexican Law of
Negotiable Instruments.

      SECTION 1.06 Company. The term "Company" shall mean Grupo TMM, S.A. de
C.V., a corporation (sociedad anonima de capital variable) organized and existing under the laws of the United Mexican States, having its principal executive office at Avenida de la Cuspide, No. 4755, Colonia Parques del
Pedregal, Delegacion Tlalpan, C.P. 14010, Mexico D.F., Mexico and its
successors.

      SECTION 1.07 CPOs. The term "CPOs" shall mean the Certificados de
Participacion Ordinarios issued by the Trustee, each representing financial interests in one Share, and shall include evidence of rights to receive CPOs.

      SECTION 1.08 Custodian. The term "Custodian" shall mean, as of the date hereof, Citibank Mexico S.A., located at Reforma 390, 6th Floor, C.P. 6695
Mexico D.F., Mexico, as custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation that may be appointed by the Depositary pursuant to the terms of Section 5.07 as an additional or substitute Custodian hereunder, and the term "Custodian" shall mean any custodian individually or all custodians collectively, as the context requires.

      SECTION 1.09 Deposit Agreement. The term "Deposit Agreement" shall mean this Deposit Agreement for CPOs, as the same may be amended and supplemented from time to time in accordance with the provisions hereof.

      SECTION 1.10 Depositary. The term "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States (as hereinafter defined), and any successor as depositary pursuant to the terms of
Section 5.05.

      SECTION 1.11 Deposited Securities. The term "Deposited Securities" as of any time shall mean (i) all CPOs at such time deposited under this Deposit
Agreement represented by American Depositary Shares evidenced by a Receipt and
(ii) any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu of such deposited CPOs and at such time held hereunder, subject, in the case of cash, to the provisions of Section 4.06.

      SECTION 1.12 Dollars; Pesos. The term "dollars" shall mean the lawful currency of the United States. The term "pesos" shall mean the lawful currency of the United Mexican States.

      SECTION 1.13 Holder. The term "Holder" shall mean the person or persons in whose name a Receipt is registered on the register of the Depositary or of any
Registrar maintained for such purpose.

      SECTION 1.14 Indeval. The term "Indeval" shall mean S.D. Indeval, S.A. de
C.V., the Mexican securities depository institution, or any other entity which performs substantially identical functions in Mexico, with which CPOs are deposited.

      SECTION 1.15 Nominee. The term "Nominee" when used with respect to the
Depositary shall mean such nominee or nominees of the Depositary as it shall appoint from time to time to act on its behalf in connection with the performance of its duties and obligations under this Deposit Agreement. The
Nominee shall perform in whatever capacity and to whatever extent under this
Deposit Agreement as the Depositary designates in its appointment of the
Nominee. Such appointment may be evidenced by written agreement, letter, telegram, or facsimile transmission or orally with subsequent confirming written agreement, letter, telegram, telex or facsimile transmission.

      SECTION 1.16 Pre-Release Transaction. The term "Pre-Release Transaction"
shall have the meaning set forth in Section 5.11.

      SECTION 1.17 Principal Office. The term "Principal Office," when used with respect to the Depositary, shall be the principal office of the Depositary in
New York at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 111
Wall Street, 20th Floor, New York, New York 10043.

      SECTION 1.18 Receipts; ADRs; American Depositary Receipts. The term
"Receipts," "ADRs" or; "American Depositary Receipts" shall mean the American
Depositary Receipts issued hereunder evidencing American Depositary Shares, as such American Depositary Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt or ADR may evidence any number of American Depositary Shares.

      SECTION 1.19 Registrar. The term "Registrar" shall mean the Depositary and any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.

      SECTION 1.20 Restricted Securities shall mean Shares, CPOs, Deposited
Securities or ADSs which (i) have been acquired directly or indirectly from the
Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the
Securities Act of 1933 or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, Mexico, or under a shareholder agreement or the Estatutos Sociales of the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares, CPOs, Deposited
Securities or ADSs are being transferred or sold to persons other than an
Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the
Securities Act of 1933, and the Shares, CPOs, Deposited Securities or ADSs are
not, when held by such person(s), Restricted Securities.

      SECTION 1.21 Securities Act of 1933. The term "Securities Act of 1933"
shall mean the United States Securities Act of 1933, as from time to time amended.

      SECTION 1.22 Securities Exchange Act of 1934. The term "Securities
Exchange Act of l934" shall mean the United States Securities Exchange Act of
1934, as from time to time amended.

      SECTION 1.23 Shares. The term "Shares" shall mean fully paid Series A
Shares, without par value, of the Company and shall include evidence of rights to receive Shares; provided, however, that, if there shall occur any change in par value, split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.09, an exchange, replacement or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or any other such reclassification or exchange or conversion.

      SECTION 1.24 Trust. The term "Trust" shall mean the trust created by the
Trust Agreement dated November 24, 1989 between Nacional Financiera, S.N.C., as grantor, and Nacional Financiera, S.N.C., as Trustee, as the same may be amended from time to time.

      SECTION 1.25 Trustee. The term "Trustee" shall mean Nacional Financiera,
S.N.C., as Trustee of the Trust.

      SECTION 1.26 United States. The term "United States" shall have the meaning assigned to it under Regulation S under the Securities Act of 1933.

                                   ARTICLE II

                                FORM OF RECEIPTS,
                        DEPOSIT OF SHARES, EXECUTION AND
                  DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

      SECTION 2.01 Form and Transferability of Receipts. The Receipts shall be engraved, lithographed or printed, or shall be in such other form as may be agreed upon by the Company and the Depositary and acceptable to the New York
Stock Exchange, Inc., and shall be substantially in the form set forth in
Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts shall be (i)
dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts. No Receipt and no ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such Receipt shall have been so dated, signed, countersigned and registered. Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary or the
Registrar, who at the time of signature was a duly authorized signatory of the
Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary. The Receipts shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not Receipts issued hereunder.

      Title to a Receipt and to the Deposited Securities represented by the
American Depositary Shares evidenced thereby, subject to any limitations set forth in such Receipt, when properly endorsed or accompanied by properly executed instruments of transfer (including signature guarantees in accordance with standard industry practice), shall be transferable by delivery with the same effect as in the case of a certificated security under the law of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of a
Receipt as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and none of the Depositary, the Trustee or the
Company shall have any obligation or be subject to any liability under this
Deposit Agreement to any holder of a Receipt unless such holder is the registered Holder thereof.

      SECTION 2.02 Deposit of CPOs. Subject to the terms and conditions of this
Deposit Agreement, the Custodian shall accept CPOs for deposit when such deposit is made by (i) delivery of certificates therefor to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to such Custodian, (ii) electronic transfer of CPOs through Indeval to the account of the Custodian maintained for such purpose or (iii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such CPOs to be transferred to such account, in any case accompanied by delivery to the Custodian or the Depositary, as the case may be, of (A) a written order, from the person depositing such CPOs or on whose behalf such CPOs are deposited, directing the Depositary to execute and deliver to, or upon the written order of, the person or person stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposited CPOs, and (B) the payments, if any, and documents required under this Deposit Agreement.

      The Depositary and the Custodian may refuse to accept CPOs for deposit whenever notified, as hereinafter provided, that the Company or the Trustee has restricted transfer of such CPOs to comply with any ownership restrictions referred to in Section 3.05. The Company shall notify the Depositary and the
Custodian in writing with respect to any such restrictions on transfer of its
CPOs for deposit hereunder or transfer of Receipts to any Holder.

      At the request, risk and expense of any holder of CPOs, and for the account of such holder, the Depositary may receive CPOs to be deposited or evidence that CPOs have been electronically transferred or that irrevocable instructions have been given to cause the transfer of such CPOs to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such CPOs, orders, instruments and evidence to the Custodian hereunder.

      As a condition to accepting CPOs for deposit, the Depositary may require that the person making such deposit furnish, whether or not any register of CPO holders maintained by the Trustee (or that maintained by Indeval) is closed, (a)
an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian or its nominee of any dividend or right to subscribe for additional CPOs or to receive other property which any person in whose name the CPOs are or have been recorded may thereafter receive upon or in respect of such deposited CPOs, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the
Depositary, and (b) if the CPOs are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the
Custodian to vote such deposited CPOs for any and all purposes until the CPOs are registered in the name of the Custodian or its nominee.

      Upon each delivery or electronic transfer to a Custodian of CPOs (or other
Deposited Securities pursuant to Sections 4.03, 4.04, 4.05 or 4.09) to be deposited hereunder, together with any other documents and payments required under this Deposit Agreement, the Custodian shall, as soon as is practicable, obtain confirmation of the recordation of transfer of such CPOs (or other
Deposited Securities) in the name of the Custodian or its Nominee at the cost and expense of the person making the deposit (or for whose benefit such deposit is made). Deposited Securities shall be held by the Depositary or by the
Custodian for the account and to the order of the Depositary, the Custodian or the Nominee or at such other place or places as the Depositary shall determine.

                                       10

      The Nominee may be the Custodian or another Mexican entity entitled to act as a Nominee under relevant Mexican laws and regulations, provided that the
Deposited Securities are kept in a segregated deposit account by the Nominee.
Neither the Depositary nor the Custodian shall lend deposited CPOs.

      SECTION 2.03 Execution and Delivery of Receipts. After the deposit of any
CPOs pursuant to Section 2.02, together with delivery of any other documents required, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of ADSs to be evidenced thereby.
Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by air courier, cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary or its agent, subject to this Deposit
Agreement, shall execute and deliver at its Principal Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of American Depositary
Shares to which such person or persons are entitled, but only upon payment to the Depositary or Custodian of all taxes and governmental charges payable in connection with such deposit and the transfer of the deposited CPOs and payment to the Depositary of the fee of the Depositary, if any, for the issuance, execution and delivery of such Receipt or Receipts (as set forth on Exhibit B hereto).

      SECTION 2.04 Transfer of Receipts; Combination and Split-up of Receipts.
The Depositary, subject to the terms and conditions of this Deposit Agreement and any Receipt, shall register transfers of any such Receipt on its transfer books, upon any surrender of such Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by applicable law. Thereupon the
Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

                                       11

      The Depositary, subject to the terms and conditions of this Deposit
Agreement and any Receipt, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts execute and deliver a new Receipt or Receipts for any authorized number of
American Depositary Shares requested, evidencing the same aggregate number of
American Depositary Shares as the Receipt or Receipts surrendered. The
Depositary may close the register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company, subject in each case to the terms and conditions of
Section 7.08 hereof.

      SECTION 2.05 Surrender of Receipts of Withdraw of Deposited Securities;
Sale of Underlying Shares. Upon surrender of a Receipt at the Principal Office of the Depositary for the purpose of withdrawal of the Deposited Securities, and upon receipt of payment of the fees of the Depositary, if any, for the surrender and cancellation of Receipts as set forth on Exhibit B hereto and all taxes and governmental charges payable in connection with such surrender, subject to the terms and conditions of this Deposit Agreement, including but not limited to
Section 7.08 hereof, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Such delivery of
Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

                                       12

      A Receipt surrendered for such purpose may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary a written order directing the Depositary to cause such
Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Upon the receipt of such instructions and compliance with the terms of this Section 2.05, the Depositary shall direct the Custodian to deliver at the principal office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities, except that the Depositary may make delivery to such person or persons at its Principal
Office of any cash dividends or distributions with respect to the Deposited
Securities, or of any proceeds of sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the
Depositary.

      At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash or other property (other than rights), and forward a certificate or certificates (if certificated CPOs and other Deposited Securities may be delivered) and other proper documents of title, if any, for the Deposited
Securities to the Depositary for delivery at the Principal Office of the
Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      The Depositary shall not accept for surrender a Receipt evidencing
American Depositary Shares representing less than one CPO. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of CPOs, the Depositary shall cause ownership of the appropriate whole number of CPOs to be recorded in the name of the person surrendering such Receipt or shall request the Trustee to sell the
Shares underlying such number of CPOs, as the case may be, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing
American Depositary Shares representing any remaining fractional CPO.

                                       13

      SECTION 2.06 Limitations on Execution and Delivery, Transfer, Etc. of
Receipts; Suspension of Delivery, Transfer, Etc. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or the withdrawal of any Deposited
Securities the Depositary, the Company or the Custodian may require from the
Holder, the presenter of a Receipt or the depositor of Shares (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to CPOs being deposited or withdrawn) and payment of any charges of the Depositary upon delivery of Receipts against deposits of
CPOs and upon withdrawal of Deposited Securities against surrender of Receipts as set forth in Exhibit B to this Deposit Agreement; (ii) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certificate or other document delivered to the Depositary in connection with this Deposit Agreement, including but not limited to in the case of Receipts, a signature guarantee in accordance with standard industry practice.

                                       14

      The delivery of Receipts against deposits of CPOs generally or of particular CPOs may be suspended or withheld, or the registration of transfer of
Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, during any period when the transfer books of the
Depositary (or the appointed agent of the Depositary for the transfer and registration of ADSs), the Company (or the appointed agent of the Company for the transfer and registration of Shares) or the Trust are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary or the
Trustee at any time or from time to time because of any requirement of law or of any government or governmental body or commission or for any other reason.
Notwithstanding any other provision of this Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities represented thereby may be suspended, but only as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the issuer of any
Deposited Securities or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) payment of fees, taxes and similar charges, or (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the
Deposited Securities.

      SECTION 2.07 Lost Receipts, Etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new
Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the filing by the Holder thereof with the
Depositary of both (i) a request for such exchange, execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond, and upon satisfying any other reasonable requirements imposed by the Depositary.

      SECTION 2.08 Cancellation and Destruction of Surrendered Receipts. All
Receipts surrendered to the Depositary shall be cancelled by the Depositary.
Cancelled Receipts shall not be entitled to any benefits under this Deposit
Agreement or be valid or enforceable for any purpose. The Depositary is authorized to destroy Receipts so cancelled.

                                       15

      SECTION 2.09 Restricted ADSs. The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of
CPOs that are Restricted Securities in order to enable the holder of such CPOs to hold its ownership interests in such Restricted CPOs in the form of ADSs issued under the terms hereof (such CPOs, "Restricted CPOs"). Upon receipt of a written request from the Company to accept Restricted CPOs for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted CPOs and the issuance of ADSs representing such deposited
Restricted CPOs (such ADSs, the "Restricted ADSs," and the ADRs evidencing such
Restricted ADSs, the "Restricted ADRs"). The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and satisfactory to the Depositary to insure that the establishment of such procedures does not violate the provisions of the Securities Act of 1933 or any other applicable laws. The depositors of such Restricted CPOs and the holders of the Restricted ADSs may be required prior to the deposit of such
Restricted CPOs, the transfer of the Restricted ADRs and the Restricted ADSs evidenced thereby or the withdrawal of the Restricted CPOs represented by
Restricted ADSs to provide such written certifications or agreements as the
Depositary or the Company may require. The Company shall provide to the
Depositary in writing the legend(s) to be affixed to the Restricted ADRs, which legends shall (i) be in a form reasonably satisfactory to the Depositary and
(ii) contain the specific circumstances under which the Restricted ADRs and the
Restricted ADSs represented thereby may be transferred or the Restricted CPOs withdrawn. The Restricted ADSs issued upon the deposit of Restricted CPOs shall be separately identified on the books of the Depositary and the Restricted CPOs so deposited shall be held separate and distinct from the other Deposited
Securities held hereunder. The Restricted CPOs and the Restricted ADSs shall not

                                       16

be eligible for Pre-Release Transactions. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs. The Restricted ADRs and the
Restricted ADSs evidenced thereby shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by this Deposit Agreement and (ii) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADRs presented are, and the Restricted ADSs evidenced thereby are, transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend set forth on the
Restricted ADRs presented for transfer. Except as set forth in this Section 2.09 and except as required by applicable law, the Restricted ADRs and the Restricted
ADSs evidenced thereby shall be treated as ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of this Deposit Agreement (other than this Section 2.09) and (b) the terms of (i) this Section 2.09 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section
2.09 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the deposited Restricted CPO(s), the Restricted ADS(s) and Restricted ADR(s). If the
Restricted ADRs, the Restricted ADSs and the Restricted CPOs are no longer
Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, that the Restricted
ADRs, the Restricted ADSs and the Restricted CPOs are not as of such time
Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the

                                       17

Restricted CPOs, shall (i) eliminate the distinctions and separations between the applicable Restricted CPOs held on deposit under this Section 2.09 and the other CPOs held on deposit under the terms of the Deposit Agreement that are not
Restricted CPOs, (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of this Deposit Agreement that are not Restricted
ADRs or Restricted ADSs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this
Section 2.09 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not
Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for
Pre-Release Transactions and for inclusion in the applicable book-entry settlement systems.

                                   ARTICLE III

                   CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

      SECTION 3.01 Filing Proofs, Certificates and Other Information. Any person depositing CPOs, any Holder or any Beneficial Owner may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, to provide information relating to the registration on the books of the Trust (or the appointed agent of the Trust for the transfer and registration of CPOs) of the CPOs presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper to enable the Depositary or the Company to comply with applicable laws and to perform its obligations hereunder. The Depositary may (and at the request of the
Company shall) withhold the delivery or registration of transfer of all or part of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until the foregoing is accomplished to the Depositary's and the Company's satisfaction. The Depositary shall, upon the Company's written request, provide to the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.

                                       18

      SECTION 3.02 Liability of Holders for Taxes and Other Charges. If any
Mexican or other tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by the American
Depositary Shares evidenced thereby, such tax or other governmental charge shall be payable by the Holder of such Receipt who shall pay the amount thereof to the
Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of such
Receipt or any deposit or withdrawal of Deposited Securities represented by the
American Depositary Shares evidenced thereby until such payment is made, and may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced thereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

      SECTION 3.03 Representations and Warranties on Deposit, Transfer,
Surrender and Withdrawal of CPOs or Receipts. Each person depositing CPOs under this Deposit Agreement shall be deemed thereby to represent and warrant that (i)
such CPOs (and the Shares represented by such CPOs) and each certificate therefor are validly issued and outstanding, fully paid and nonassessable, (ii)
any preemptive rights then in effect with respect to such CPOs (and the Shares represented by such CPOs) have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and (iv) such CPOs (and the Shares represented by such CPOs) and the American Depositary Shares issuable upon such deposit are not and will not be "restricted securities" as defined in
Rule 144(a)(3) under the Securities Act of 1933. Such representations and warranties shall survive the deposit or withdrawal of CPOs and the issuance or cancellation of Receipts in respect thereof.

                                       19

      SECTION 3.04 Disclosure of Beneficial Ownership. The Company and the
Depositary may from time to time request Holders, former Holders, Beneficial
Owners or former Beneficial Owners to provide information as to the capacity in which they hold or held Receipts or own or owned such beneficial interest and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each such Holder or Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section
3.04.

      SECTION 3.05 Ownership Restrictions. The Company may restrict transfers of the CPOs where such transfer might result in ownership of CPOs exceeding the limits under applicable law or the Company's Estatutos Sociales. The Company may
also restrict, in such manner as it deems appropriate in its sole discretion, transfers of the American Depositary Shares where such transfer may result in the total number of CPOs represented by the American Depositary Shares beneficially owned by a single Holder or Beneficial Owner to exceed the limits under any applicable law or the Company's Estatutos Sociales. The Company may,
in such manner as it deems appropriate in its sole discretion, instruct the
Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limitation set forth in the preceding sentences, including but not limited to a mandatory sale or disposition on behalf of a Holder of the CPOs represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by law.

                                       20

                                   ARTICLE IV

                        RIGHTS RELATING TO THE DEPOSITED
                SECURITIES; CERTAIN OBLIGATIONS OF THE DEPOSITARY

      SECTION 4.01 Power of Attorney. Each Holder and each Beneficial Owner, upon acceptance of an ADS issued in accordance with the terms hereof, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or actions provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in this Article IV, and to take such further steps or actions as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

      SECTION 4.02 Cash Distributions. Whenever the Custodian or the Depositary
receives any cash dividend or other cash distribution by the Company on any
Deposited Securities, the Depositary shall, subject to the provisions of Section
4.06, as soon as possible convert or cause such dividend or distribution to be converted into dollars and shall promptly distribute such amount to the Holders entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Custodian, the Trustee or the
Depositary shall be required to withhold and does withhold, subject to Section
4.11 hereof, from any cash dividend or other cash distribution in respect of any
Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder in respect of American Depositary
Shares representing such Deposited Securities shall be reduced accordingly. The
Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the
Depositary for distribution to Holders of ADSs then outstanding.

                                       21

      SECTION 4.03 Distributions in CPOs. If any distribution upon any Deposited
Securities consists of a dividend in, or free distribution of, CPOs, the
Depositary may, with the Company's approval and shall, if the Company shall so request, (i) instruct the Company to deposit or cause such CPOs to be deposited with Indeval and registered in the name of the Custodian and (ii) distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American
Depositary Shares representing the proportionate number of CPOs received as such dividend or free distribution, after deduction or upon payment of the fees of the Depositary as provided in Exhibit B hereto; provided, however, that if for any reason (including any requirement that the Company, the Trustee or the
Depositary withhold an amount on account of taxes or other governmental charges or that such Shares or CPOs must be registered under the Securities Act of 1933 in order to be distributed to Holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method, as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the CPOs thus received, or any part thereof, and the distribution of the net proceeds of any such sale by the
Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing Receipts for fractional American Depositary
Shares in any such case, the Depositary shall sell the number of Shares or CPOs represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section
4.02. If additional Receipts are not so distributed (except pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent its proportionate interest in the additional CPOs so distributed.

                                       22

      SECTION 4.04 Distribution of Rights to Subscribe for CPOs. In the event that the Company shall offer or cause to be offered to the holders of any
Deposited Securities any rights to subscribe for additional CPOs (including rights to subscribe for additional Shares) or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09, or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars to such
Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary can neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the
Depositary will, if requested by the Company in writing, take action as follows:

      (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain
Holders by means of warrants or otherwise, the Depositary shall, after deduction or upon payment of any applicable fees of the Depositary as provided in Exhibit
B hereto, promptly distribute to such Holders entitled thereto warrants or other instruments therefor in such form and upon such terms and representations as it may determine, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or

                                       23

      (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to all or certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or such warrants or other instruments, at public or private sale, at such place or places and upon such terms as it may deem reasonable and proper and allocate the net proceeds of such sales for the account of the
Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any
Receipt or Receipts, or otherwise.

      If registration under the Securities Act of 1933 or any other applicable law of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to Holders unless and until a registration statement is in effect, or unless the offer and sale of such rights or securities to such Holders are exempt from registration under the provisions of the Securities Act of 1933. The Company shall have no obligation to register such rights or such securities under the Securities Act of 1933.

                                       24

      SECTION 4.05 Distributions Other Than Cash, CPOs or Rights to Subscribe
for CPOs. Whenever the Custodian or the Depositary shall receive any distribution of securities or property other than cash, CPOs or rights to subscribe for CPOs, the Depositary shall cause such securities or property to be distributed promptly to the Holders entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the
Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Trustee, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

      SECTION 4.06 Conversion of Foreign Currency. Whenever the Depositary shall receive foreign currency, by way of dividend or other distribution or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the
Depositary be converted on a reasonable basis into dollars distributable to the
Holders entitled thereto and the resulting dollars transferred to the United
States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be distributed as soon as practicable to the Holders entitled thereto or, if the
Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation in accordance with the terms thereof. Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among
Holders due to exchange restrictions or the date of delivery of any Receipt or
Receipts, or otherwise.

                                       25

      If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or authority or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem desirable after consultation with the Company.

      If at any time the Depositary shall determine that in its judgment any foreign currency received by it is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency
(or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders entitled to receive the same.

      If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable.

                                       26

      SECTION 4.07 Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited
Securities, or whenever, for any reason, the Depositary causes a change in the number of CPOs that are represented by each American Depositary Share or whenever the Depositary shall receive notice of any meeting of holders of
Deposited Securities (including notices of any meeting of holders of Shares underlying the CPOs), the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date, if any, for Deposited Securities set by the Company or Trustee) for
the determination of the Holders who shall be entitled to receive such dividend, distribution of rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights, if any, at any such meeting.
Subject to the provisions of Sections 4.02 through 4.06 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof and to exercise the rights of Holders hereunder with respect to the
Deposited Securities represented by the American Depositary Shares held by them respectively.

      SECTION 4.08 Voting of Deposited Securities. Holders will not be entitled to vote the Shares underlying the CPOs deposited hereunder, and all of such
Shares will be voted by the Trustee in the same manner as the majority of Shares that are not held in the Trust and that are voted at the relevant meeting. As soon as practicable after the receipt of a notice of any meeting of holders of
Shares or other securities underlying Deposited Securities, the Depositary shall mail the information contained in such notice to Holders together with a statement that, pursuant to the provisions of the CPOs and the agreement creating the Trust, Holders may not exercise voting rights with respect to the
Shares underlying the CPOs, and that the Trustee will vote all such Shares in the same manner as the majority of all Shares that are not held in the Trust and that are voted at the relevant meeting.

                                       27

      As soon as practicable after receipt of notice pursuant to Section 5.08 of any meeting of holders of CPOs or other Deposited Securities, the Depositary shall fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights, if any, as provided in Section
4.07 and shall mail to the Holders of record a notice which shall contain: (a)
such information as is contained in such notice of meeting; (b) a statement if provided by the Trustee or the Common Representative or the Company, as
applicable, that the Holders at the close of business on a specified record date will be entitled, subject to the terms of this Section 4.08, any applicable provisions of Mexican law, of the Trust and of the Estatutos Sociales of the
Company (which provisions, shall be summarized in pertinent part, if such summary is provided by the Trustee or the Common Representative), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of CPOs or other Deposited Securities represented by their respective
American Depositary Shares evidenced by their respective Receipts and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Trustee. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable to vote or cause to be voted the number of Deposited
Securities represented by the American Depositary Shares evidenced by the
Receipt or Receipts of such Holder in accordance with the instructions set forth in such request. The Depositary agrees not to vote or cause to be voted the CPOs or other Deposited Securities represented by the American Depositary Shares evidenced by a Receipt unless it receives such instructions from the Holder.

                                       28

      SECTION 4.09 Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of CPOs, or the securities represented by CPOs, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the
Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under this
Deposit Agreement, and the Receipts shall, subject to the terms of this Deposit
Agreement and applicable laws, including any applicable provisions of the
Securities Act of 1933, thenceforth evidence American Depositary Shares representing the right to receive Deposited Securities including the securities so received in exchange or conversion to the extent additional Receipts are not delivered pursuant to the following sentence. In any such case the Depositary may with the approval of the Company and Trustee and shall at the Company's request subject to Section 5.09 and the other terms of this Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend of CPOs, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

      Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing, at the Company's expense, to all Holders.

                                       29

      SECTION 4.10 Transmittal by the Depositary of Company Notices, Reports and
Communications. The Depositary shall make available for inspection during business hours by Holders and Beneficial Owners at its Principal Office and at
the principal office of each Custodian copies of this Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company, the Common Representative or the Trustee which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company, the Common
Representative or the Trustee. The Depositary shall also send to Holders, at the
Company's expense, copies of such notices, reports and communications when furnished by the Company, the Common Representative or the Trustee to the
Depositary pursuant to Section 5.08 or otherwise.

      SECTION 4.11 Withholding. In connection with any distribution to Holders, the Company, the Trustee or the Depositary or their respective agents, as appropriate, will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company, the Trustee or the
Depositary or their respective agents and owing to such authority or agency. The
Depositary will forward to the Company, the Trustee or their agents such information from its records as the Company, the Trustee or their agents may reasonably request to enable the Company or the Trustee or their agents to file necessary reports with governmental authorities or agencies. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution of property (including CPOs or rights to subscribe therefor) is subject to any tax or governmental charges which the
Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including CPOs and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale and the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively. The Depositary will forward to the Company, the Trustee or their respective agents, such information from its records as the Company, the Trustee or their agents may reasonably request to enable the Company, the Trustee or their respective agents to file necessary reports with governmental authorities or agencies.

                                       30

      SECTION 4.12 Available Information. The Company files reports with the
Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934. These reports can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth
Street, N.W., Washington D.C. 20549.

                                    ARTICLE V

                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

      SECTION 5.01 Maintenance of Depositary's Office and Register. Until the
termination of this Deposit Agreement in accordance with its terms, the
Depositary shall maintain in the Borough of Manhattan, the City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this
Deposit Agreement.

      The Depositary shall keep books at its Principal Office for the registration and transfer of Receipts, which books shall be open at all reasonable times for inspection by Holders or the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or the
Trust or a matter related to this Deposit Agreement or the Receipts.

                                       31

      After consultation with the Company, the Depositary may, and at the request of the Company shall, close the registration and transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

      If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the
United States, the Depositary or its agent shall act as Registrar or, upon the written request or with the written approval of the Company, appoint a Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchanges or quotation systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the
Depositary upon the request or with the approval of the Company. The Depositary, upon the written request or with the written approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the written request or with the written approval of the Company. Each Registrar, co-registrar or co-transfer agent appointed under this Section 5.01 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

      The Depositary may perform its obligations under this Section 5.01 through any agent appointed by it with the prior written consent of the Company, which consent shall not be unreasonably withheld, provided that the Depositary shall remain responsible for the performance of such obligations as if no agent were appointed.

                                       32

      SECTION 5.02 Lists of Receipt Holders. Promptly upon request by the
Company or the Trustee, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the
Depositary or any agent of the Depositary maintained for such purpose. The
Company and the Trustee shall have the right to inspect the transfer and registration records of the Depositary relating to Receipts, to take copies thereof and to require the Depositary to direct the Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Company may request.

      SECTION 5.03 Obligations of the Depositary, the Custodian and the Company.
Each of the Company and its agents assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Receipts to Holders,
Beneficial Owners or other persons, except to perform such obligations as are specifically set forth and undertaken by it in this Deposit Agreement in good faith and using its best judgment. Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders, Beneficial Owners or other persons, except to perform such obligations as are specifically set forth and undertaken by it in this Deposit Agreement in good faith and using its best judgment. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company or their respective agents. Without limitation of the preceding, none of the Depositary, the Company or their agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being

                                       33

responsible solely to the Depositary. None of the Depositary, the Company or
their agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, and the Company and their agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of this
Section 5.03, the Depositary shall not be responsible for the manner in which any vote is cast or for the effect of any such vote provided that such action or non-action is taken in good faith and in accordance with this Deposit Agreement.

      Subject to the Estatutos Sociales of the Company, the terms of the Trust and this Deposit Agreement, the Depositary may own and deal in any class of securities of the Company and its Affiliates, in CPOs and in Receipts. No
disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

      SECTION 5.04 Prevention or Delay in Performance by the Depositary or the
Company. None of the Depositary, the Company or their agents, if any, shall incur any liability to any Holder or Beneficial Owner or other person if by reason of any present or future law, the Estatutos Sociales of the Company, the provisions of or governing any Deposited Securities, any act of God, war or other circumstances beyond its control, the Depositary, the Company or their agents shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, the Company or their agents incur any liability to any Holder, Beneficial Owner or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

                                       34

      SECTION 5.05 Resignation and Removal of the Depositary; Appointment of
Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice thereof to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      The Depositary may at any time be removed by the Company by written notice thereof to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary which shall be a bank or trust company having an office in the
Borough of Manhattan, the City of New York. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor
Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited
Securities to such successor, and shall deliver to such successor a list of the
Holders of all outstanding Receipts and such other books and records maintained by such predecessor and its agents with respect to its function as Depositary hereunder. Any such successor Depositary shall promptly mail notice of its appointment to the Holders.

                                       35

      Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      SECTION 5.06 Charges of Depositary. The Company shall pay the expenses, fees or charges of the Depositary and Registrar, if any, as are provided in
Exhibit B hereto to be paid by the Company. Holders and Beneficial Owners agree to pay (i) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.02 hereof and the making of withdrawals pursuant to
Section 2.05 hereof, (ii) taxes and other governmental charges, (iii) such registration fees as may from time to time be in effect for the registration of transfers of CPOs generally on the register of the Trust or its appointed agent for the registration of transfer and accordingly applicable to transfers of CPOs to the name of the Depositary or its Nominee or a Custodian or its nominee on the making of deposits pursuant to Section 2.02 or withdrawals pursuant to
Section 2.05, (iv) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing CPOs or Holders and (v) such customary expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to
Section 4.06.

      Any other charges and expenses of the Depositary hereunder will be paid by the Company after consultation and agreement between the Depositary and the
Company concerning the nature and amount of such charges and expenses. All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian, Nominee or any other agent of the Depositary are for the sole account of the Depositary.

                                       36

      The right of the Depositary to receive payment of fees, charges and expenses as provided in this Section 5.06 shall survive the termination of this
Deposit Agreement and, as to any Depositary, the resignation or removal of such
Depositary pursuant to Section 5.05.

      SECTION 5.07 The Custodian. The Depositary has initially appointed
Citibank Mexico S.A., as Custodian of the Depositary for the purpose of this
Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 60 days prior to the date on which such resignation is to become effective. If upon receipt of such notice of resignation there shall be no other
Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute Custodian approved by the Company, such approval not to be unreasonably withheld, that is organized under the laws of the United
Mexican States which shall thereafter be the Custodian hereunder. Whenever the
Depositary determines, in its discretion, that it is in the best interest of
Holders to do so, the Depositary may discharge any Custodian and appoint a substitute or, if permitted by Mexican and other applicable law, an additional
Custodian, who shall thereafter be a Custodian hereunder. Forthwith upon its appointment, each such substitute or additional Custodian shall deliver to the
Depositary an acceptance of such appointment satisfactory in form and substance to the Depositary. Any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act upon the instruction of the Depositary. The Depositary shall, immediately upon any change in Custodian, give notice in writing to all Holders of the name,

                                       37

location and the appointment of any Custodian not named in the Receipts. Upon the appointment of any successor Depositary hereunder, any Custodian then acting hereunder shall forthwith become without any further act or writing, the agent hereunder of such successor Depositary and the appointment of such successor
Depositary shall in no way impair the authority of any Custodian hereunder, but the successor Depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor Depositary.

      SECTION 5.08 Notices and Reports. On or before the first date on which the
Company gives notice, by publication or otherwise, of any meeting of holders of any Shares underlying the CPOs or of other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of any
Shares or other Securities underlying the CPOs or other Deposited Securities, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other securities underlying the CPOs or other
Deposited Securities. The Company further agrees to furnish to the Custodian and the Depositary a summary, in English, of such applicable provisions or proposed provisions of the Estatutos Sociales of the Company as are to be provided to
Holders pursuant to Section 4.08 hereof.

                                       38

      The Company shall also promptly furnish or cause to be furnished to the
Depositary and the Custodian such quantities as the Depositary may reasonably request of English-language versions of any other reports and communications that are generally provided by the Company to holders of its Shares.

      The Depositary shall arrange at the Company's expense for prompt mailing of copies thereof to all Holders of all such notices, summaries, reports and communications that are furnished to it by the Company, the Trustee or the
Common Representative. The Depositary may (and in the case of communications received from the common representative shall), at the Company's expense, obtain
English translations or adequate English summaries of any notices, reports or communications which are generally provided by the Company to its shareholders or by the Trust to holders of CPOs which are not furnished to the Depositary in
English text.

      SECTION 5.09 Issuance of Additional CPOs, Etc. In the event of any issuance of additional CPOs or Shares or of other securities (including rights convertible or exchangeable for securities) as a dividend or distribution with respect to the CPOs or other Deposited Securities evidenced by Receipts, the
Depositary shall not distribute any such additional CPOs or Shares or other securities to the Holders unless the Company shall have furnished to the
Depositary a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, stating that the circumstances of such issuance or delivery are such as to make it not necessary for a registration statement under the Securities Act of 1933 to be in effect at or prior to such time as such dividend or distribution is made available to the Holders entitled thereto or, if in the opinion of such counsel a registration statement is required, stating that there is a registration statement in effect which will cover the issuance and/or delivery of such securities; provided, however, that the Company shall be under no obligation to file any registration statement.

                                       39

      The Company agrees that it will obtain legal advice as to whether future issuances or deliveries to Holders or Beneficial Owners to be paid for in cash of (1) additional CPOs or Shares, (2) rights to subscribe for CPOs or Shares,
(3) securities convertible into or exchangeable for CPOs or Shares, or (4)
rights to subscribe for securities convertible into or exchangeable for CPOs or
Shares (in each event other than as a dividend or distribution set forth above), are such as to make it necessary for a registration statement under the
Securities Act of 1933 covering such securities to be is effect. If being advised by counsel, the Company determines that an issuance and/or delivery of such securities referred to above or in the preceding paragraph is required to be registered under the Securities Act of 1933, the Company will (x) register such issuance and/or delivery to the extent as necessary, (y) alter the terms of the issuance and/or delivery to avoid the registration requirements of the
Securities Act of 1933 or (z) direct the Depositary not to accept such securities for deposit or to take specific measures (and the Depositary shall use reasonable efforts to take such measures) with respect to the acceptance for deposit of Shares to prevent such issuance and/or delivery from being made in violation of the registration requirements of the Securities Act of 1933.

      The Company agrees with the Depositary that, neither the Company nor any company or individual controlling, controlled by or under common control with it will at any time deposit any CPOs, either upon original issuance or upon a sale of CPOs previously issued and reacquired by the Company or by any such controlled or controlling company unless (i) a registration statement is in effect as to such CPOs under the Securities Act of 1933, (ii) such deposit, and the issuance of Receipts in respect thereof, is exempt from registration under the Securities Act of 1933 as confirmed by a written opinion from counsel for the Company in the United States which counsel shall be reasonably satisfactory to the Depositary, or (iii) the Company directs the Depositary to adopt an alternative method of distributing such CPOs, as contemplated by the provisions contained in Section 4.04.

                                       40

      SECTION 5.10 Indemnification. The Company agrees to indemnify, defend and save harmless the Depositary, the Custodian, and any other agent of the Company or the Depositary appointed hereunder and their respective officers, directors, agents and employees (the "indemnified persons") against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise (a)
out of acts performed or omitted pursuant to this Deposit Agreement and the
Receipts, as the same may be amended, modified or supplemented from time to time, (i) by such indemnified person, except to the extent such loss, liability or expense is due to negligence or bad faith of such indemnified person, or (ii)
by the Company or any of its agents (other than the indemnified persons) or (b)
out of or in connection with any offer or sale of Receipts, American Depositary
Shares, CPOs or other Deposited Securities or any offering circular or registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense (including reasonable fees and expenses of counsel) arises out of information (or omissions from such information) relating to the Depositary or its agents, furnished in writing to the Company by the Depositary or its agents expressly for use in (x) a registration statement under the Securities Act of 1933 or (y) an offering circular or memorandum pursuant to which Receipts, American Depositary Shares,
CPOs or other Deposited Securities are offered or sold pursuant to an exemption from the registration requirements of the Securities Act of 1933. The Depositary shall indemnify, defend and save harmless the Company and its respective officers, directors, employees and persons who control the Company against any loss, liability or expense (including reasonable fees and expenses of counsel)
incurred by such persons in connection with this Deposit Agreement and the
Receipts due to the negligence or bad faith of the Depositary or the Custodian.
The obligations set forth in this Section 5.10 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

                                       41

      SECTION 5.11 Certain Rights of the Depositary; Limitations. Subject to the
further terms and provisions of this Section 5.11, Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its Affiliates and of the Trust and in Receipts. The Depositary may issue Receipts against evidence of rights to receive CPOs from the Trustee, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the CPOs. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of CPOs furnished on behalf of the holder thereof. The Depositary shall not lend CPOs or Receipts;
provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of CPOs pursuant to Section 2.02 and (ii) deliver CPOs prior to the receipt and cancellation of Receipts pursuant to Section 2.05, including Receipts which were issued under (i) above but for which CPOs may not have been received (each such transaction "Pre-Release Transaction"). The
Depositary may receive Receipts in lieu of CPOs under (i) above and receive CPOs in lieu of Receipts under (ii) above. Each such Pre-Release Transaction shall be
(a) accompanied by a written representation by the person or entity (the
"Applicant") to whom Receipts are issued or CPOs delivered that at the time the
Depositary issues such Receipts or delivers such CPOs, the Applicant or its customer owns the CPOs or Receipts to be delivered to the Depositary, (b)
subject to a written representation by the Applicant that it will hold such CPOs or Receipts in trust for the Depositary until their delivery to the Depositary or Custodian, it will reflect on its records the Depositary as owner of such
CPOs or Receipts and it unconditionally guarantees to deliver such CPOs upon the

                                       42

Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of Receipts issued by it under (i) above and outstanding at any time, generally will not exceed thirty percent (30%) of the Receipts issued by the Depositary and with respect to which CPOs are on deposit with the
Depositary or Custodian; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary deems appropriate. The Depositary will also set limits with respect to the number of Receipts and CPOs involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

      Collateral provided by an Applicant for Receipts or CPOs but not the earnings thereon, shall be held for the benefit of the Applicant. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including, without limitation, earnings on the collateral.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

      SECTION 6.01 Amendment. The form of Receipt and any provisions of this
Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fee or charges (other than the fees of the Depositary for the issuance and delivery of
Receipts or the making of deposits, if any, and other taxes and charges listed in Section 5.06 of this Deposit Agreement), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not,

                                       43

however, become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder or Beneficial Owner at the expiration of 90 days after such notice shall be deemed by continuing to hold such Receipt or any beneficial interest therein to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

      SECTION 6.02 Termination. The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement at any time after the expiration of 60 days after the Depositary shall have delivered to the Company a written notice of its election to resign, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 5.05 before the end of such 60 day period. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert
Deposited Securities into cash as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property (in all such cases, without liability for interest), in exchange for Receipts surrendered to the Depositary. At any time

                                       44

after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold in an unsegregated escrow account the net proceeds of any such sale, together with any other cash or property then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash and for its obligations under Section 5.10 hereof.

      Notwithstanding anything to the contrary in this Section 6.02, this
Deposit Agreement, unless otherwise extended by the Company and the Depositary, shall automatically terminate on the date of the termination of the agreement creating the Trust. Upon such termination, the Depositary shall sell any remaining Deposited Securities or Shares underlying CPOs, and after (i)
converting or causing to be converted in the same manner as if such conversion were being effected with respect to distribution (as provided in Section 4.06 hereof) the proceeds of such sales together with all proceeds of sales of Shares underlying the CPOs received by the Custodian from the Trustee into dollars and
(ii) withholding or upon payment of the fees of the Depositary, distribute such net proceeds and any other cash then being held by it to the Holders entitled thereto in proportion to their respective holdings.

      Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.06, 5.10 and 7.06 hereof.

                                       45

                                   ARTICLE VII

                                  MISCELLANEOUS

      SECTION 7.01 Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

      SECTION 7.02 No Third Party Beneficiaries. This Deposit Agreement is for
the exclusive benefit of the parties hereto (including the Holders and
Beneficial Owners) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

      SECTION 7.03 Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

      SECTION 7.04 Holders and Beneficial Owners as Parties; Binding Effect. The
Holders and Beneficial Owners from time to time shall be parties to this Deposit
Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof or of any beneficial interest therein.

      SECTION 7.05 Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered, or sent by mail, first class airmail postage prepaid, or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Grupo TMM, S.A. de C.V., Avenida de la Cuspide, No. 4755, Colonia
Parques del Pedregal, Delegacion Tlalpan, C.P. 14010, Mexico D.F., Mexico,
Attention: Director de Finanzas (facsimile number: 52-55-666-1486), or to any other address which the Company may specify in writing to the Depositary.

                                       46

      Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered, or sent by mail, first class airmail postage prepaid, or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Citibank, N.A.,
111 Wall Street, 20th Floor, New York, New York 10043, Attention: ADR Department
(telex number: ITT: 420392: RCA: 235530: facsimile number: (212) 825-5398), or to any other address which the Depositary may specify in writing to the Company.

      Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered, or sent by mail, first class airmail postage prepaid, or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the
Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

      Notice given as aforesaid (i) to the Company or the Depositary shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, first class airmail postage prepaid, in a post-office letter box. The Depositary or the
Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

                                       47

      SECTION 7.06 Governing Law. This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the law of the State of New York without regard to the principles of conflicts of laws thereof.

      This Deposit Agreement and the ADRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof.

      Notwithstanding anything contained in this Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of Mexico
(or, if applicable, such other laws as may govern the Deposited Securities).

      Except as set forth in the following paragraph of this Section 7.06, the
Company and the Depositary agree that the federal or state courts in the City of
New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers CT Corporation System (the
"Agent") now at 111 Eight Avenue, New York, New York 10011 as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section
7.06. If for any reason the Agent shall cease to be available to act as such,

                                       48

the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.06. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, in connection with this Deposit Agreement by service by mail of a copy thereof upon the Agent
(whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.05 hereof.

      The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

      Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Deposit Agreement or (c) against both the
Company and the Depositary, in any such case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the
United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the
Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

                                       49

      Each of the Company and the Depositary irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.06, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      Each of the Company and the Depositary irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, this Deposit Agreement, any ADR or the Deposited
Securities.

      No disclaimer of liability under the Securities Act or 1933 is intended by any provision of the Deposit Agreement. The provisions of this Section 7.06 shall survive any termination of this Deposit Agreement, in whole or in part.

      SECTION 7.07 Assignment. Subject to the provisions of Section 5.05 hereof, this Deposit Agreement may not be assigned by either the Company or the
Depositary.

      SECTION 7.08 Compliance with U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as be permitted by Instruction I.A.(l) of the General Instructions to
Form F-6 Registration Statement, as amended from time to time, under the
Securities Act of 1933.

                                       50

      SECTION 7.09 CPO and Mexico Law References. The CPO Trust Agreement has
been authorized by the General Directorate of Foreign Investments (Direccion
General de Inversiones Extranjeras). The CPO Trust Agreement is registered with the National Registry of Foreign Investment (Registro Nacional de Inversiones
Extranjeras). The National Banking and Securities Commission of Mexico (Comision
Nacional Bancaria y de Valores) has authorized the issuance of CPOs by the CPO
Trustee. Registration of the CPOs upon their issuance in the Securities Section
(Seccion de Valores) and in the Special Section (Seccion Especial) of the
National Registry of Securities and Intermediaries (Registro Nacional de Valores
e Intermediarios) has been approved by the National Banking and Securities
Commission (Comision Nacional Bancaria y de Valores). Nacional Financiera,
S.N.C. is the CPO Trustee of the CPO Trust. The CPO Trust operates through
Indeval, the central depository for participants trading on the Mexican
Securities Exchange, which maintains ownership records of the CPOs in book-entry form. The principal executive office of the CPO Trustee is located as of the date of the Deposit Agreement at: Insurgentes Sur 1971, Col. Guadalupe Inn, C.P.
01020, Mexico, D.F., Mexico. An English translation of the CPO Trust Agreement is attached hereto as Exhibit C. The terms of the CPO Trust (as in effect as of the date hereof) are briefly described as follows (which description may not be considered to be a representation or warranty by the Company, the Depositary, or any Custodian and is qualified by and subject to the terms of the CPO Trust
Agreement): (i) each CPO represents financial interests in one (1) A Share held in the CPO Trust; (ii) the CPOs have limited voting rights that are described in
Section 4.08 of the Deposit Agreement; (iii) dividends on the A Shares underlying the CPOs are credited to the CPO holders' accounts by the CPO Trustee

                                       51

through Indeval, upon receipt thereof from the Company; (iv) as determined by the CPO Trustee, CPO holders may receive notices, reports and proxy solicitation materials at the same times as direct holders of Shares receive such materials;
(v) any rights pertaining to the CPOs may be exercised by CPO holders through
Indeval by the CPO Trustee, at the same time as direct holders of Shares receive any such rights, provided such rights can be exercised by CPO holders; (vi) any securities resulting from dividends, splits or plans of reorganization are distributed to CPO holders through Indeval, at the same time as direct holders of Shares receive any such rights; (vii) the CPO Trust is scheduled to terminate as indicated in the CPO Trust Agreement (Exhibit C of this Deposit Agreement), at which point the Depositary will take the actions contemplated in Section 6.02 of this Deposit Agreement, unless otherwise extended by the Company and the
Depositary; and (viii) holders of CPOs are entitled to withdraw Shares from the
CPO Trust if they are Mexican nationals or Mexican corporations whose by-laws exclude foreign ownership of their shares. No fees or charges are imposed directly or indirectly against CPO holders under the CPO Trust. Any summary of
Mexican laws and regulations and of the terms of the Company's Estatutos
Sociales set forth in this Deposit Agreement have been provided by the Company solely for the convenience of Holders, Beneficial Owners and the Depositary.
While such summaries are believed by the Company to be accurate as of the date of this Deposit Agreement, (i) they are summaries and as such may not include all aspects of the materials summarized applicable to a Holder or Beneficial
Owner, and (ii) these laws and regulations and the Company's Estatutos Sociales may change after the date of this Deposit Agreement. Neither the Depositary nor the Company has any obligation under the terms of this Deposit Agreement to update any such summaries.

                                       52

      SECTION 7.10 Titles and References. All references in this Deposit
Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise. The words "this
Deposit Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to this Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and
not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of this
Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement. References to
"applicable laws and regulations" shall refer to laws and regulations applicable to ADRs, ADSs or Deposited Securities as in effect at the relevant time of determination, unless otherwise required by law or regulation.

                                       53

      IN WITNESS WHEREOF, Grupo TMM, S.A. de C.V. and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof or upon acquisition of any beneficial interest therein.

                                                  Grupo TMM, S.A. de C.V.

                                              By: /s/ Jacinto Marina Cortes
                                                  ------------------------------
                                                  Name:  Jacinto Marina Cortes
                                                  Title: Chief Financial Officer

                                                  CITIBANK, N.A.

                                              By: /s/ Susan A. Lucanto
                                                  ------------------------------
                                                  Name:  Susan A. Lucanto
                                                  Title: Vice President

                                       54

                                    EXHIBIT A

THE HOLDER OF THIS AMERICAN DEPOSITARY RECEIPT IS NOT ENTITLED TO EXERCISE ANY
VOTING RIGHTS WITH RESPECT TO THE SERIES A SHARES OF GRUPO TMM, S.A. DE C.V.
REPRESENTED BY THE CERTIFICADOS DE PARTICIPACION ORDINARIOS REPRESENTED BY THE
AMERICAN DEPOSITARY SHARES EVIDENCED BY THIS AMERICAN DEPOSITARY RECEIPT.

Number _______________

                                    (CUSIP Number __________)

                                    American Depositary Shares (each American
                                    Depositary Share Representing one (1)
                                    Certificado de Participacion Ordinario
                                    Representing Financial Interests in one (1)
                                    Series A Share)

                            [FORM OF FACE OF RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           AMERICAN DEPOSITARY SHARES

                                  representing

               DEPOSITED CERTIFICADOS DE PARTICIPACION ORDINARIOS

                       representing financial interests in

                    FULLY PAID SERIES A SHARES HELD IN TRUST

                                       of

                             Grupo TMM, S.A. de C.V.

                          (Organized under the laws of
                           THE UNITED MEXICAN STATES)

                                      A-1

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the
"Depositary"), hereby certifies that ________________ _____________ is the record owner of _______________ American Depositary Shares representing deposited Certificados de Participacion Ordinarios, each representing financial interests in one (1) fully paid Series A share (such shares collectively, the
"Shares"), without par value of' Grupo TMM, S.A. de C.V., a corporation
(sociedad anonima de capital variable) organized under the laws of the United
Mexican States (the "Company") or evidence of rights to receive such
Certificados de Participacion Ordinarios ("CPOs") held in trust. The CPOs are issued by the trustee of the trust (the "Trust") created under the Trust
Agreement dated November 24, 1989 between Nacional Financiera, S.N.C., as grantor, and Nacional Financiera, S.N.C., as trustee (the "Trustee"). At the date hereof each American Depositary Share represents one (1) CPO deposited under the Deposit Agreement (as hereafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is Citibank Mexico S.A., located at Reforma 390, 6TH Floor, C.P. 6695, Mexico D.F., Mexico (the "Custodian"). The
ADS(s)-to-CPO(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement. The Depositary's Principal Office is located at 111
Wall Street, New York, New York, 10043, U.S.A.

      (1) The Deposit Agreement. This American Depositary Receipt is one of the
receipts (the "Receipts") executed and delivered pursuant to the Deposit
Agreement for CPOs dated as of December 26, 2001 (as may be amended and supplemented from time to time, the "Deposit Agreement"), by and among the
Company, the Depositary, all holders from time to time of American Depositary
Shares ("Holders") and all Beneficial Owners from time to time of any beneficial interest in American Depositary Shares that are not the Holders thereof (the

                                      A-2

"Beneficial Owners"), each of whom by accepting a Receipt agrees to become a
Party thereto and becomes bound by all terms and provisions thereof and hereof.
The Deposit Agreement sets forth the rights of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the CPOs deposited thereunder and any and all other securities, property and cash from time to time received in respect of such CPOs and held thereunder (such CPOs, securities, property and cash, collectively, the "Deposited Securities"). Copies of the
Deposit Agreement are on file at the Depositary's Principal Office, at the principal office of the Custodian and at any other designated transfer office.
The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. As used in this Receipt, capitalized terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings as set forth in the Deposit Agreement.

      (2) Withdrawal of Deposited Securities. Upon surrender of this Receipt at the Principal Office of the Depositary for the purpose of withdrawal of the
Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and upon receipt of payment of the fees of the Depositary, if any, for the surrender and cancellation of Receipts provided for in paragraph (7) of this Receipt, and all taxes and governmental charges payable in connection with such surrender, subject to the terms and conditions of the Deposit Agreement, such Holder is entitled to delivery, to him or upon his order, of the Deposited
Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Such delivery of such Deposited Securities shall be made as hereinafter provided, without unreasonable delay. A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary a written order directing the Depositary to cause such Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.

                                      A-3

      (3) Transfer, Combinations and Split-ups of Receipts. The Depositary,
subject to the terms and conditions of the Deposit Agreement and this Receipt, shall register transfers of this Receipt on its transfer books, upon any surrender of this Receipt by the Holder hereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer
(including signature guarantees in accordance with standard industry practice)
and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled hereto.

      The Depositary, subject to the terms and conditions of the Deposit
Agreement and this Receipt, shall upon surrender of this Receipt for the purpose of effecting a split-up or combination of this Receipt execute and deliver a new
Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. The Depositary may close the register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company, subject in each case to the terms and conditions of Section 7.08 of the Deposit
Agreement.

                                      A-4

      (4) Certain Limitations. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination or surrender of any Receipt or the withdrawal of any Deposited Securities, the
Depositary, the Company or the Custodian may require from the Holder, the presenter of a Receipt or the depositor of Shares (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to CPOs being deposited or withdrawn) and payment of any charges of the Depositary upon delivery of Receipts against deposits of
CPOs and upon withdrawal of Deposited Securities against surrender of Receipts as provided in paragraph (7) of this Receipt; (ii) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certificate or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to in the case of Receipts, a signature guarantee in accordance with standard industry practice.

      The delivery of Receipts against deposits of CPOs generally or of particular CPOs may be suspended or withheld, or the registration of transfer of
Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, during any period when the transfer books of the
Depositary (or the appointed agent of the Depositary for the transfer and registration of ADSs), the Company (or the appointed agent of the Company for transfer and registration of Shares) or the Trust are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary or the
Trustee at any time or from time to time because of any requirement of law or of any government or governmental body or commission or for any other reason.
Notwithstanding any other provision of the Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities represented thereby may be suspended, but only as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the issuer of any
Deposited Securities or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) payment of fees, taxes and similar charges or (iii) compliance with any U.S or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the
Deposited Securities.

                                      A-5

      (5) Liability of Holders and Beneficial Owners for Taxes and Other
Charges. If any Mexican or other tax or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities represented by the ADSs evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder hereof, who shall pay the amount thereof to the
Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of this
Receipt or any deposit or withdrawal of Deposited Securities represented by ADSs evidenced hereby until such payment is made, and may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by ADSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

      (6) Warranties by Depositor. Each person depositing CPOs under the Deposit
Agreement shall be deemed thereby to represent and warrant that (i) such CPOs
(and the Shares represented by such CPOs) and each certificate therefor are validly issued and outstanding, fully paid and nonassessable, (ii) any preemptive rights then in effect with respect to such CPOs (and the Shares represented by such CPOs) have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and (iv) such CPOs (and the Shares represented by the CPOs) and the ADSs issuable upon such deposit are not and will not be "restricted securities" (as defined in the Deposit
Agreement). Such representations and warranties shall survive the deposit or withdrawal of CPOs and issuance or cancellation of Receipts in respect thereof.

                                      A-6

      (7) Charges of Depositary. Holders and Beneficial Owners agree to pay (i)
the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.02 of the Deposit Agreement and the making of withdrawals pursuant to Section 2.05 of the Deposit Agreement, each as provided in Exhibit B to the
Deposit Agreement, (ii) taxes and other governmental charges, (iii) such registration fees as may from time to time be in effect for the registration of transfers of CPOs generally on the register of the Trust or its appointed agent for the registration of transfer and accordingly applicable to transfers of CPOs to the name of the Depositary or its Nominee or a Custodian or its nominee on the making of deposits pursuant to Section 2.02 or withdrawals pursuant to
Section 2.05 of the Deposit Agreement, (iv) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit
Agreement to be at the expense of persons depositing CPOs or Holders and (v)
such customary expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06 of the Deposit Agreement. Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company after consultation and agreement between the Depositary and the
Company concerning the nature and amount of such charges and expenses. All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The charges and expenses of the
Custodian, Nominee or any other agent of the Depositary are for the sole account of the Depositary.

                                      A-7

      (8) Title to Receipts. Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this Receipt, and every successive
Holder hereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by properly executed instruments of transfer
(including signature guarantees in accordance with standard industry practice), title to this Receipt (and to the Deposited Securities represented by the ADSs evidenced hereby), is transferable by delivery with the same effect as in the case of a certificated security under the law of the State of New York;
provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may deem and treat the Holder of this Receipt as the absolute owner hereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and none of the Depositary, the Trustee or the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the registered Holder hereof.

      (9) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose unless is (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv)
registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts. No Receipt and no ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such
Receipt shall have been so dated, signed, countersigned and registered. Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the
Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

                                      A-8

      (10) Disclosure of Beneficial Ownership. The Company and the Depositary
may from time to time request Holders, former Holders, Beneficial Owners or former Beneficial Owners to provide information as to the capacity in which they hold or held this Receipt or own or owned such beneficial interest and regarding the identity of any other persons then or previously interested in this Receipt and the nature of such interest and various other matters. The Holder and
Beneficial Owners hereof agree to provide any such information reasonably requested by the Company or the Depositary pursuant to this paragraph.

      (11) Ownership Restrictions. The Company may restrict transfers of the
CPOs where such transfer might result in ownership of CPOs exceeding the limits under applicable law or the Company's Estatutos Sociales. The Company may also restrict, in such manner as it deems appropriate in its sole discretion, transfers of the ADSs where such transfer may result in the total number of CPOs represented by the ADSs beneficially owned by a single Holder or Beneficial
Owner to exceed the limits under any applicable law or the Company's Estatutos
Sociales. The Company may, in such manner as it deems appropriate in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limitation set forth in the preceding sentences, including but not limited to a mandatory sale or disposition on behalf of a Holder of the CPOs represented by the ADSs held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by law.

                                      A-9

      (12) Available Information. The Company files reports with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934.
These reports can be inspected and copied at public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W.,
Washington, D.C. 20549.

      (13) Compliance with U.S. Securities Laws. Notwithstanding anything in the
Deposit Agreement to the contrary, the withdrawal or delivery of Deposited
Securities will not be suspended by the Company or the Depositary except as be permitted by Instruction I.A.(1) of the General Instructions to Form F-6
Registration Statement, as amended from time to time, under the Securities Act of 1933.

Dated: __________

                                        CITIBANK, N.A.,
Countersigned                           as Depositary

By                                      By:
   -----------------------------            -----------------------------
   Authorized Signatory                     Vice President

      The address of the Principal Office of the Depositary is 111 Wall Street,
20th Floor, New York, New York 10043.

                                      A-10

                          (FORM OF REVERSE OF RECEIPT)

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

      (14) Distributions Upon Deposited Securities. Whenever the Depositary or
the Custodian receives any cash dividend or cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the Deposit
Agreement, as soon as possible convert or cause such dividend or distribution to be converted into dollars and shall promptly distribute such amount to the
Holders entitled thereto in proportion to the number of ADSs representing such
Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Trustee, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.11 of the Deposit
Agreement, from any cash dividend or other cash distribution in respect of any
Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder in respect of ADSs representing
Deposited Securities shall be reduced accordingly. Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into dollars (net of the Depositary's reasonable and customary expenses in effecting such conversion) before distribution to Holders. If in the judgment of the
Depositary amounts received in foreign currency may not be converted on a reasonable basis into dollars distributable to the Holders entitled thereto, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive

                                      A-11

such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the
Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, CPOs, the Depositary may, with the Company's approval and shall, if the Company shall so request (i) instruct the Company to deposit or cause such CPOs to be deposited with Indeval and registered in the name of the
Custodian and (ii) subject to the Deposit Agreement, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, additional
Receipts for an aggregate number of ADSs representing the proportionate number of CPOs received as such dividend or free distribution, after deduction or upon payment of the fees of the Depositary as provided in Exhibit B to the Deposit
Agreement; provided, however, that if for any reason (including any requirement that the Company, the Trustee or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares or CPOs must be registered under the Securities Act of 1933 in order to be distributed to
Holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method, as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or

                                      A-12

private sale) of the CPOs thus received, or any part thereof, and the distribution of the net proceeds of any such sale by the Depositary to the
Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing Receipts for fractional ADSs in any such case, the Depositary shall sell the number of Shares or CPOs represented by the aggregate of such fractions and distribute the net proceeds in dollars as in the case of a distribution received in cash. If additional Receipts are not so distributed
(except pursuant to the preceding sentence), each ADS shall thenceforth also represent its proportionate interest in the additional CPOs so distributed.

      If the Company shall offer or cause to be offered to the holders of any
Deposited Securities any rights to subscribe for additional CPOs (including any rights to subscribe for additional Shares) or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to the Deposit Agreement, or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary can neither make such rights available to such
Holders nor dispose of such rights and make the net proceeds available to such
Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company in writing, either (x)
after deduction or upon payment of any applicable fees of the Depositary, make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (y) if making such rights available to all or certain Holders is not lawful or not feasible, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, use its reasonable efforts to sell such rights or warrants or other instruments, at public or private sale, at such place or places and upon such terms as the
Depositary may deem reasonable and proper, and allocate the net proceeds of such sales for the accounts of the Holders otherwise entitled, to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions.

                                      A-13

      Whenever the Custodian or the Depositary shall receive any distribution of securities or property other than cash, CPOs or rights to subscribe for CPOs, the Depositary shall cause such securities or property to be distributed promptly to the Holders entitled thereto in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Trustee, the
Custodian or the Depositary withhold an amount on account of taxes or other governmental charges) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

                                      A-14

      (15) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of CPOs that are represented by each ADS or whenever the Depositary shall receive notice of any meeting of holders of Deposited Securities (including notices of any meeting of holders of Shares underlying the CPOs), the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date, if any, for Deposited Securities set by the Company or the Trustee) for the determination of the Holders who shall be entitled to receive such dividend, distribution of rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights, if any, at any such meeting. Subject to the terms and conditions of the
Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of same thereof and to exercise the rights of Holders with respect to the Deposited Securities represented by the ADSs held by the them respectively.

      (16) Voting of Deposited Securities. Holders will not be entitled to vote the Shares underlying CPOs deposited thereunder, and all of such Shares will be voted by the Trustee in the same manner as the majority of Shares that are not held in the Trust and that are voted at the relevant meeting. As soon as practicable after the receipt of a notice of any meeting of holders of Shares or other securities underlying Deposited Securities, the Depositary shall mail the information contained in such notice to Holders together with a statement that, pursuant to the provisions of the CPOs and the agreement creating the Trust,
Holders may not exercise voting rights with respect to the Shares underlying the
CPOs, and that the Trustee will vote all such Shares in the same manner as the majority of all Shares that are not held in the Trust and that are voted at the relevant meeting. As soon as practicable after receipt of notice of any meeting of holders of CPOs or other Deposited Securities, the Depositary shall fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights, if any, as provided in paragraph (15) and shall mail

                                      A-15

to the Holders of record a notice which shall contain: (a) such information as is contained in such notice of meeting, (b) a statement, if provided by the
Trustee or the Common Representative or the Company, as applicable, that the
Holders at the close of business on a specified record date will be entitled, subject to the terms of this paragraph, any applicable provisions of Mexican law, of the Trust and of the Estatutos Sociales of the Company (which provisions, shall be summarized in pertinent part, if such summary is provided by the Trustee or the Common Representative), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of CPOs or other Deposited Securities represented by the respective ADSs evidenced by their respective Receipt or Receipts and a brief statement as to the manner in which instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Trustee. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable to vote or cause to be voted the number of Deposited Securities represented by the ADSs evidenced by the Receipt or Receipts of such Holder in accordance with the instructions set forth in such request.

      The Depositary agrees not to vote or cause to be voted the CPOs or other
Deposited Securities represented by the ADSs evidenced by a Receipt unless it receives instructions from the Holder.

                                      A-16

      (17) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of CPOs, or the securities represented by CPOs, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of,
Deposited Securities shall be treated as Deposited Securities under the Deposit
Agreement, and the Receipts shall, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth evidence ADSs representing the right to receive Deposited
Securities including the securities so received in exchange or conversion to the extent additional Receipts are not delivered pursuant to the following sentence.
In any such case the Depositary may with the approval of the Company and
Trustee, and shall at the Company's request, subject to Section 5.09 and the other terms of the Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend of CPOs, or call for the surrender of outstanding
Receipts to be exchanged for new Receipts, specifically describing such newly received Deposited Securities. Immediately upon the occurrence of any such event referred to in this paragraph in respect of Deposited Securities, the Depositary shall give written notice thereof to Holders, at the Company's expense.

      (18) Reports; Inspection of Register. The Depositary shall make available for inspection during business hours by Holders and Beneficial Owners at its
Principal Office and at the principal office of each Custodian copies of the
Deposit Agreement, and any notices, reports or communications, including any proxy soliciting materials, received from the Company, the Common Representative or the Trustee which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company, the Common Representative or the Trustee. The Depositary shall keep books at its
Principal Office for the registration and transfer of Receipts, which books shall be open at all reasonable times for inspection by Holders or the Company, provided shat such inspection shall not be for the purpose of communicating with
Holders in the interest of a business or object other than the business of the
Company or the Trust or a matter related to the Deposit Agreement or the
Receipts.

                                      A-17

      (19) Withholding. In connection with any distribution to Holders, the
Company, the Trustee, or the Depositary or their respective agents, as appropriate, will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company, the Trustee, the
Depositary or their respective agents and owing to such authority or agency. The
Depositary will forward to the Company, the Trustee or their respective agents such information from its records as the Company, the Trustee or their agents may reasonably request to enable the Company or the Trustee or their agents to file necessary reports with governmental authorities or agencies. If the
Depositary determines that any distribution in property (including CPOs and rights to subscribe therefor) is subject to any taxes or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including CPOs and rights to subscribe therefor)
in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively.

                                      A-18

      (20) Liability of the Company and the Depositary. None of the Depositary,
the Company or their agents, if any, shall incur any liability to any Holder or
Beneficial Owner or other person if, by reason of any present or future law, the
Estatutos Sociales of the Company, the provisions of or governing any Deposited
Securities, any act of God, war or other circumstance beyond its control, the
Depositary, the Company or their agents shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit
Agreement it is provided shall be done or performed. Each of the Company, the
Depositary and their agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or Beneficial
Owners or other persons, except to perform such obligations as are specifically set forth and undertaken by it to be performed in the Deposit Agreement in good faith and using its best judgment. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the
Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company or their respective agents. None of the Depositary, the Company or their agents shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required or (b) liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, Beneficial Owner or any other person believed by it or them in good faith to be competent to give such advice or information. The Depositary, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. Subject to the Deposit
Agreement, the Depositary shall not be responsible for the manner in which any vote is cast or for the effect of any such vote provided that such action or non-action is taken in good faith and in accordance with the Deposit Agreement.

                                      A-19

      (21) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this paragraph (21), Citibank, N.A. and its Agents may own and deal in any class of securities of the Company and its Affiliates and the Trust and in Receipts. The Depositary may issue Receipts against evidence of rights to receive CPOs from the Trustee, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the CPOs. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of CPOs furnished on behalf of the holder thereof. The Depositary shall not lend CPOs or Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of CPOs pursuant to Section 2.02 of the Deposit Agreement and (ii)
deliver CPOs prior to the receipt and cancellation of Receipts pursuant to
Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which CPOs may not have been received. The Depositary may receive Receipts in lieu of CPOs under (i) above and receive CPOs in lieu of
Receipts under (ii) above. Each such transaction shall be subject to the terms and conditions provided in the Deposit Agreement.

      (22) Resignation and Removal of the Depositary; the Custodian. The
Depositary may at any time resign as Depositary under the Deposit Agreement by written notice to the Company of its election so to do or be removed by the
Company by written notice to the Depositary, such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may, upon approval of the Company, which shall not be unreasonably withheld, at any time appoint substitute or, if permitted by Mexican and other applicable law, additional Custodians and the term "Custodian" refers to each Custodian or all
Custodians as the context requires.

                                      A-20

      (23) Amendment of Deposit Agreement and Receipts. This Receipt and the
Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the issuance and delivery of
Receipts or the making of deposits, if any, and other taxes and charges listed in paragraph (7)) or which shall otherwise prejudices any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every
Holder and Beneficial Owner hereof at the expiration of 90 days after such notice shall be deemed by continuing to hold such Receipt or beneficial interest therein to consent and agree to such amendment and to be bound by the Deposit
Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

      (24) Termination of Deposit Agreement. The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement at any time after the expiration of
60 days after the Depositary shall have delivered to the Company a written notice of its election to resign, provided that no successor depositary shall have been appointed and accepted its appointment as provided in the Deposit
Agreement before the end of such 60 day period. After the date so fixed for termination, the Depositary shall perform no further acts under the Deposit

                                      A-21

Agreement, except to continue to collect dividends and other distributions pertaining to Deposited Securities, sell property and rights and convert
Deposited Securities into cash as provided in the Deposit Agreement, and continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property (in all such cases, without liability for interest), in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold in an unsegregated escrow account the net proceeds of any such sale, together with any other cash or property then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash and for its obligations under Section 5.10 of the Deposit Agreement. Notwithstanding anything to the contrary in this paragraph, the Deposit Agreement, unless otherwise extended by the Company and the Depositary, shall automatically terminate on the date of the termination of the agreement creating the Trust. Upon such termination, the Depositary shall sell any remaining Deposited Securities or Shares underlying CPOs, and after (i)
converting or causing to be converted in the same manner as if such conversion were being effected with respect to distribution (as provided in Section 4.06 of the Deposit Agreement) the proceeds of such sales together with all proceeds of sales of Shares underlying the CPOs received by the Custodian from the Trustee into dollars and (ii) withholding or upon payment of the fees of the Depositary, distribute such net proceeds and any other cash then being held by it to the
Holders entitled thereto in proportion to their respective holdings.

                                      A-22

      (25) The CPO Trust. The CPO Trust Agreement has been authorized by the
General Directorate of Foreign Investments (Direccion General de Inversiones
Extranjeras). The CPO Trust Agreement is registered with the National Registry of Foreign Investment (Registro Nacional de Inversiones Extranjeras). The
National Banking and Securities Commission of Mexico (Comision Nacional Bancaria
y de Valores) has authorized the issuance of CPOs by the CPO Trustee.
Registration of the CPOs upon their issuance in the Securities Section (Seccion de Valores) and in the Special Section (Seccion Especial) of the National
Registry of Securities and Intermediaries (Registro Nacional de Valores e
Intermediarios) has been approved by the National Banking and Securities
Commission (Comision Nacional Bancaria y de Valores). Nacional Financiera,
S.N.C. is the CPO Trustee of the CPO Trust. The CPO Trust operates through
Indeval, the central depository for participants trading on the Mexican
Securities Exchange, which maintains ownership records of the CPOs in book-entry form. The principal executive office of the CPO Trustee is located as of the date of the Deposit Agreement at: Insurgentes Sur 1971, Col. Guadalupe Inn, C.P.
01020, Mexico D.F., Mexico. An English translation of the CPO Trust Agreement is attached hereto as Exhibit C. The terms of the CPO Trust (as in effect as of the date hereof) are briefly described as follows (which description may not be considered to be a representation or warranty by the Company, the Depositary, or any Custodian and is qualified by and subject to the terms of the CPO Trust
Agreement): (i) each CPO represents financial interests in one (1) A Share held in the CPO Trust; (ii) the CPOs have limited voting rights that are described in
Section 4.08 of the Deposit Agreement; (iii) dividends on the A Shares underlying the CPOs are credited to the CPO holders' accounts by the CPO Trustee through Indeval, upon receipt thereof from the Company; (iv) as determined by the CPO Trustee, CPO holders may receive notices, reports and proxy solicitation materials at the same times as direct holders of Shares receive such materials;

                                      A-23

(v) any rights pertaining to the CPOs may be exercised by CPO holders through
Indeval by the CPO Trustee, at the same time as direct holders of Shares receive any such rights, provided such rights can be exercised by CPO holders; (vi) any securities resulting from dividends, splits or plans of reorganization are distributed to CPO holders through Indeval, at the same time as direct holders of Shares receive any such rights; (vii) the CPO Trust is scheduled to terminate as indicated in the CPO Trust Agreement (Exhibit C of the Deposit Agreement), at
which point the Depositary will take the actions contemplated in Section 6.02 of the Deposit Agreement, unless otherwise extended by the Company and the
Depositary; and (viii) holders of CPOs are entitled to withdraw Shares from the
CPO Trust if they are Mexican nationals or Mexican corporations whose by-laws exclude foreign ownership of their shares. No fees or charges are imposed directly or indirectly against CPO holders under the CPO Trust.

      FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _______________ whose taxpayer identification number is
_________ and whose address including postal zip code is _____ the within
Receipt and all rights thereunder, hereby irrevocably constituting and appointing _______________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

SIGNATURE GUARANTEED

--------------------

                                      A-24

                                    EXHIBIT B

                            CHARGES OF THE DEPOSITARY

          Service                                Rate                         To Whom Paid
          -------                                ----                         ------------
(1) Receipt of deposits and          Up to $5.00 per 100 American      Party to whom Receipts are
    delivery of Receipts             Depositary Shares (or fraction    issued
                                     thereof)

(2) Delivery of deposited CPOs       Up to $5.00 per 100 American      Party surrendering Receipts for
    or other Deposited Securities,   Depositary Shares (or fraction    the purpose of withdrawal.
    property and cash against        thereof)
    surrender of Receipts

      Holders and Beneficial Owners shall pay (i) taxes and other governmental charges, (ii) such registration fees as may from time to time be in effect for the registration of transfers of CPOs generally on the register of the Trust or its appointed agent for the registration of transfer and accordingly applicable to transfers of CPOs to the name of the Depositary or its Nominee or a Custodian or its nominee on the making of deposits pursuant to Section 2.02 or withdrawals pursuant to Section 2.05 of the Deposit Agreement, (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the
Deposit Agreement to be at the expense of persons depositing CPOs or Holders and
(iv) such customary expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06 of the Deposit Agreement.

      The Company after consultation and agreement between the Depositary and the Company as to the amount and nature of any other charges, will pay those other charges of the Depositary and those of any Registrar, co-transfer agent or co-registrar not payable by the Holders and use changes of the Trustee plus reasonable out-of-pocket expenses such as printing, translation, stationery, postage, insurance, cables, etc., incurred by the Depositary in the exercise of its duties and of litigations under the Deposit Agreement, in accordance with written agreements entered into between the Depositary and the Company from time to time.

                                      B-1

[CERTIFIED TRANSLATION]

[In the stationary of Nacional Financiera]

TRUST AGREEMENT EXECUTED ON THE ONE HAND BY NACIONAL FINANCIERA, S.N.C., REPRESENTED BY ITS GENERAL DIRECTOR, MR. JUAN JOSE PARAMO, HEREINAFTER CALLED THE FOUNDER OF THE TRUST AND, ON THE OTHER, THE FIDUCIARY DEPARTMENT OF THE SAME INSTITUTION, MR. LORENZO THOMAS TORRES, HEREINAFTER THE TRUSTEE, WITH THE ATTENDANCE OF S.D. INDEVAL, S.A. DE C.V., REPRESENTED BY ITS GENERAL DIRECTOR, MR. MANUEL RODRIGUEZ ROCHA, BASED ON THE FOLLOWING DECLARATIONS AND CLAUSES.

DECLARATIONS

I. The Founder declares that in conformity with the Regulations of the Law for Fostering the Mexican Investment and regulate Foreign Investment, is willing to create a trust, which patrimony is to be integrated with "A" Series or Mexican shares, representing capital stock of Mexican companies quoting in the Mexican Stock Exchange, subject to be increased with further contributions of similar shares (of the A Series or reserved for Mexicans), and based on them, issue participation certificates allowing the flow of foreign capitals into the Mexican stock market, in order to foster the growth of issuing companies.

II. The Trustee declares that based in the Organic Law of Nacional Financiera, S.N.C., is in the position to accept the trust subject of this agreement.

In the same way, he declares that, in accordance with the last paragraph of point b), section XVIII of Article 84 of the Regulatory Law of the Banking and Credit Public Service (Ley Reglamentaria del Servicio Público de Banca y Crédito) that he has definitely informed the contents of said provision, which is written below:

"Article 84. Credit Institutions will be forbidden to: ... Section XVIII... b) Respond to trustees or principles about the noncompliance of debtors for the credits being granted, or those of issuers, for the securities being acquired,

- 1/8 -

except if due to their fault, as stated in the final part of article 356 of the General Law of Titles and Credit Operations (Ley General de Títulos y Operaciones de Crédito) or to guarantee a given earning for the funds which investment is given to them.

If at the end of the trust, mandate or commission created for granting credits, they had not been paid by debtors, the Institution is to transfer them to the founder or beneficiaries, as the case may be, or to the principal, but not paying it.

Any agreement on the contrary to what is set forth above shall have no legal effect."

III. The National Commission of Foreign Investments (Comisión Nacional de Inversiones Extranjeras), as of November 22, 1989, issued the resolution favorable for the creation of this trust.

IV. S.D. INDEVAL, S.A. DE C.V. states in this act that it has the legal capacity and technical and administrative infrastructure to run, on behalf of the Trustee, the accounts related with the operations executed in the Mexican Stock Exchange in relation to the titles integrating the trust's patrimony, as exclusive depositary of the titles registered in the National Registry of Securities and Intermediaries (Registro Nacional de Valores e Intermediarios.)

Once expressed the above, the parties agree on the following:

C L A U S E S

FIRST. The Founder affects and irrevocably delivers in trust to the Trustee, which receives in conformity 1,000 (ONE THOUSAND) A2 Series common shares of the Mexican company GRUPO CONDUMEX, S.A. DE C.V. Since these titles are deposited in S.D. INDEVAL, this company will make the transfer thereof to a special account to be opened in behalf of this trust.

- 2/8 -

SECOND. The following parties belong to this trust:

a) FOUNDER: Nacional Financiera, S.N.C. Founders will be considered also in this agreement all persons contributing with shares with the purpose set forth herein.

b) TRUSTEE: Nacional Financiera, S.N.C., Fiduciary Department.

c) BENEFICIARIES: Holders of participation certificates issued by the Trustee, in the terms agreed by the Technical Committee of the trust to be formed in accordance with the relevant clauses herein.

THIRD. The patrimony of the trust will be formed in the following way:

a) With the initial contribution of shares made by the Founder, and those made in the future.

b) With the contributions of A Series shares or reserved for Mexicans issued by any Mexican company, registered in the Mexican Stock Exchange, made by their legitime holders.

c) With the shares subscribed by the Trustee in relation to the number of shares it has a hold of, from an issuer decreeing an increase of capital due to new contributions, as long as it timely receives from the beneficiaries the necessary funds.

d) With the earnings of shares generated by the titles conforming the fiduciary mass.

FOURTH. The purposes of this trust are:

1) To have the Trustee issuing non amortizable ordinary participation certificates, for the amounts and in the terms and conditions so indicated by the Technical Committee and authorized by the Banking and Insurance National Commission

- 3/B -

(Comisión Nacional Bancaria y de Seguros), provided that only one issue will be performed by every company registered in the Mexican Stock Exchange, subject to be enlarged, as much as the market may require, not meaning by this the modification of this agreement, or the conditions of the already made issues;

2) That prior to its registry in the National Registry of Securities and Intermediaries, the Trustee places among foreign investors, through the country's brokerage houses, the participation certificates issued for each case...

3) That the Trustee delivers to the Founder the product of placing the so issued participation certificates, in the ratio corresponding to its contributions. For the effects of this point, it is to be understood that the Trustee has fulfilled its purpose by means of the assignment and settlement mechanisms being made, within its corresponding areas of activities, by the Mexican Stock Exchange, S.D. INDEVAL and the financial intermediaries participating in the placing of the participation certificates.

4) That the Trustee manages the shares integrating the fiduciary patrimony and exercises by means of S.D. INDEVAL the inherent economic and corporate rights; the corporate rights will be exercised in accordance and as set forth by this agreements and the instructions received from the trust's Technical Committee.

5) That the Trustee, by means of S.D. INDEVAL is to subscribe the capital increases decreed by the issuing companies where has a participation in the terms of this agreement, in the ration stated by the beneficiaries, as long as it receives from them the sufficient funds in order to do so, with due time.

6) That the Trustee, by means of the S.D. INDEVAL, is to distribute the dividends which, if applicable, are earned by the titles integrating the fiduciary mass, among holders of the corresponding issues of certificates, in relation to their share. In order to do so, the Trustee will establish in the minute of each issue to be made, to terms in which certificate holders may exercise their rights. In any event, dividends in shares will increase the trust's patrimony and the Trustee will deliver participation

- 4/8 -

certificates in the same ratio, and cash dividends will be distributed in a directly proportional way, among beneficiaries.

7) That at the termination of the trust, if applicable, the Trustee will proceed to the sale of titles part of the trust's patrimony and deliver to the holders of the participation certificates the proportional part of the product obtain by such sale.

FIFTH. The number of shares of each company which are contributed or acquired by the trust by purchase or subscription will be a common fund for each issue, plus dividends which, if any, are generated by said titles, when such yields are paid in shares by the issuing bodies. In any event, the common fund is to keep a one to one ratio with the participation certificates in circulation.

SIXTH. The duration of this trust will be the maximum allowed by Law. The Trustee will start acts and procedures to terminate the trust with 12 months in advance upon meeting such term, at the end of which the titles integrating at that moment the trust's patrimony will be sold, and will proceed in accordance with clause FOURTH, point 7), of this agreement, subject, at all times, to what is set forth in Article 228, point t), of the General Law of Titles and Credit Operations.

Nevertheless, the trust may be extinguished by recommendation of the Technical Committee, due to a resolution of the participation certificate holders Assembly, at any time prior to the termination of the stipulated term.

SEVENTH. In accordance and as set forth by article 61 of the Regulatory Law of the Banking and Credit Public Service, the Founder creates in this act a Technical Committee to be integrated by 5 members, with its corresponding alternates, which will be appointed: one by the National Commission of Foreign Investments, one by the Bolsa Mexicana de Valores, S.A. de C.V. (Mexican Stock Exchange), one by the Asociación Mexicana de Casas de Bolsa, A.C. (Mexican Association of Brokerage Houses), one by the Common Representative of participation certificate holders and another one by the Founder, Nacional Financiera, S.N.C.

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In any case, a representative of S.D. INDEVAL and another one of the Trustee will attend all Committee meetings, with right to use the floor, but with no vote. The Committee will appoint one delegate which may either or not be a member thereof, for the compliance of its agreements.

The Technical Committee will validly session with the attendance of a majority of its members and its decisions will invariably be adopted by the majority of the attending members. It will meet every time is necessary for the compliance of its functions and at any time, upon request of the Trustee. A minute signed by attendants is to be prepared at each session, containing the agreements adopted, which follow-up will be the delegate's responsibility.

EIGHTH. The Technical Committee will have the following faculties:

1) Order the Trustee so the corresponding issue(s) of participation certificates is carried out, in compliance with the purposes of the trust, specifying in each case the amount and characteristics thereof, prior authorization of the National Commission of Foreign Investments and the Banking and Insurance National Commission.

2) To instruct the Trustee the exercise of the corporate rights corresponding to the titles which comprise the trust's patrimony, provided that the Trustee shall vote in the same manner in which the majority of stockholders of the respective Series vote.

3) In its case, to recommend the termination of the Trust and resolve upon the destiny of the securities that integrate the trust's patrimony.

4) Other authority required for the fulfillment of its capacities, in accordance with the purpose of the Trust.

The decisions of the Technical Committee shall be informed to the Trustee in writing. The Trustee shall not be responsible for any act executed pursuant to the

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instructions of the Technical Committee. Notwithstanding, it shall not be obligated to fulfill such instructions if they are against the legal nature or the purpose of the Trust.

NINTH. Whenever the execution of urgent matters is necessary for the fulfillment of the purposes of the Trust, which omission could adversely affect the trust's patrimony, the Trustee may proceed as a good pater familias in accordance with the banking practices, if the Technical Committee may not be called upon.

TENTH. The Trustee shall charge as fees, the following amounts:

a) For the acceptance of the Trust, the amount of $5,000,000 pesos that the Founder pays in this act.

b) For its administration, the amount of $30,000,000 pesos for 1990, reviewable annually. These fees shall be for the account of the holders of participation certificates.

ELEVENTH. The fees of the Trustee, the common representative of the participation certificate holders, as well as any necessary expenses made pursuant to the execution of this Agreement, or pursuant to any issue and the amounts payable to S.D. Indeval as depositary for the securities in trust, shall be for the account of the holders of the certificates.

Indeval shall charge for the account of the Trustee the fees referred in point b) of the foregoing clause and shall deliver them to the Trustee on a monthly basis.

TWELFTH. S.D. Indeval shall operate for the account of the Trustee, the debits and credits of the accounts that are necessary for the adequate registration and control of any transaction regarding this Trust, wherefore it shall issue daily statements of account for each issuer, reflecting the movements of the trust estate, as well as the participation certificates placed by brokerage houses or credit institutions.

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THIRTEENTH. Those persons that after the subscription of this Agreement are incorporated to its business, through contributions to the Trust or acquisition of participation certificates that are issued by the Trustee, shall be subject to the provisions of this Agreement and the corresponding issue certificates.

FOURTEENTH. Any matter related to the construction and enforcement hereof, shall be submitted to the competent courts of Mexico City, Federal District. Any future Founders and beneficiaries shall be subject to the jurisdiction of such courts, by the sole reason of their incorporation to this transaction.

This agreement is caused to be executed in Mexico City, Federal District, on November 24, 1989.

THE FOUNDER OF THE TRUST
NACIONAL FINANCIERA, S.N.C.

[Illegible signature]
Mr. Juan José Páramo
General Director

THE TRUSTEE
NACIONAL FINANCIERA, S.N.C.
Fiduciary Department

[Illegible signature]
Mr. Lorenzo Thomas Torres
Trustee Delegate

S.D. INDEVAL, S.A. DE C.V.

[Illegible signature]
Mr. Manuel Rodriguez Rocha
General Director

****

I, Miguel Angel Cárdenas Cedeño, Expert Translator duly authorized by the Supreme Court of Justice in accordance with Judicial Bulletin dated as of February 10, 1992, certify that to the best of my knowledge the above translation from Spanish in 08 pages is true and complete.

Mexico City, April 14, 1992.

M. A. Cárdenas

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CONTRATO DE FIDEICOMISO QUE CELEBRAN, POR UNA PARTE, NACIONAL FINANCIERA, S.N.C., REPRESENTADA POR SU DIRECTOR GENERAL, SEÑOR LIC. JUAN JOSÉ PÁRAMO, EN LO SUCESIVO LA FIDEICOMITENTE, Y POR OTRO LADO, EL DEPARTAMENTO FIDUCIARIO DE LA PROPIA INSTITUCIÓN, REPRESENTADO POR SU DELEGADO FIDUCIARIO, SEÑOR LIC. LORENZO THOMAS TORRES, EN LO SUCESIVO LA FIDUCIARIA, CON LA COMPARECENCIA DE S.D. INDEVAL, S.A. DE C.V., REPRESENTADA POR SU DIRECTOR GENERAL, SEÑOR C.P. MANUEL RODRÍGUEZ ROCHA, AL TENOR DE LAS DECLARACIONES Y CLÁUSULAS SIGUIENTES.

DECLARACIONES

I.- Declara la FIDEICOMITENTE que de conformidad con lo establecido en el Reglamento de la Ley para promover la inversión mexicana y regular la inversión extranjera, desea constituir un fideicomiso, cuyo patrimonio se integre con acciones Serie "A" o mexicanas de su propiedad, representativas de capital social de empresas mexicanas cotizadas en la Bolsa Mexicana de Valores, susceptible de ser incrementado con aportaciones posteriores de acciones semejantes (de la Serie "A" o reservadas para mexicanos), y con base en ellas, emitir certificados de participación que permitan el flujo de capitales extranjeros al mercado bursátil mexicano, para fomentar la expansión de las empresas emisoras.

II. Declara la FIDUCIARIA que con fundamento en la Ley Orgánica de Nacional Financiera, S.N.C., está en aptitud de aceptar el fideicomiso materia de este contrato.

Igualmente, manifiesta, conforme al último párrafo del inciso b) de la fracción XVIII del Artículo 84 de la Ley Reglamentaria del Servicio Público de Banca y Crédito, que ha hecho saber a las partes inequívocamente el contenido de dicha disposición, la cual se transcribe a continuación:

"Artículo 84.- A las Instituciones de Crédito les estará prohibido:... Fracción XVIII.... b).- Responder a los fideicomitentes, mandantes o comitentes, del incumplimiento de los deudores por los créditos que se otorguen, o de los emisores, por los valores que se adquieran, salvo que sea por su culpa, según lo dispuesto en la parte final del artículo 356 de la Ley General de Títulos y Operaciones de Crédito, o garantizar la percepción de rendimientos por los fondos cuya inversión se les encomiende.

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Si al término del fideicomiso, mandato o comisión constituídos para el otorgamiento de créditos, éstos no hubieren sido liquidados por los deudores, la Institución deberá transferirlos al fideicomitente o fideicomisarios, según el caso, o al mandante o comitente, absteniéndose de cubrir su importe.

Cualquier pacto contrario a lo dispuesto en los dos párrafos anteriores, no producirá efecto legal alguno".

III. La Comisión Nacional de Inversiones Extranjeras, con fecha 22 de Noviembre de 1989, emitió la resolución favorable para la constitución del presente fideicomiso.

IV.- S.D. INDEVAL, S.A. DE C.V. manifiesta en este acto que cuenta con la capacidad legal e infraestructura técnica y administrativa para operar, por cuenta de la FIDUCIARIA, las cuentas relacionadas con las operaciones que se celebren en la Bolsa Mexicana de Valores respecto de los títulos que integren el patrimonio del fideicomiso, en su carácter de depositaria exclusiva de los títulos inscritos en el Registro Nacional de Valores e Intermediarios.

Expuesto lo anterior, las partes estipulan las siguientes:

C L A U S U L A S

PRIMERA.- La FIDEICOMITENTE afecta y entrega en fideicomiso irrevocable a la FIDUCIARIA, quien las recibe de conformidad, 1000 (UN MIL) acciones comunes de la Serie "A2", de la empresa mexicana GRUPO CONDUMEX, S.A. DE C.V. Por tratarse de títulos depositados en S.D. INDEVAL, ésta efectuará el traspaso de los mismos a una cuenta especial que abrirá a nombre de este fideicomiso.

SEGUNDA.- Son partes en este fideicomiso:

a) FIDEICOMITENTE: Nacional Financiera, S.N.C. También se considerarán FIDEICOMITENTES en este contrato todas las personas que aporten acciones con la finalidad prevista en este contrato.

b) FIDUCIARIA: Nacional Financiera, S.N.C., Departamento Fiduciario.

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c) FIDEICOMISARIOS: Los tenedores de los certificados de participación que emita la FIDUCIARIA, en los términos que acuerde el Comité Técnico del fideicomiso que se integre conforme a las cláusulas relativas de este contrato.

TERCERA.- El patrimonio del fideicomiso se integrará de la siguiente manera:

a) Con la aportación inicial de acciones que realiza la FIDEICOMITENTE, y las que realice en el futuro.

b) Con las aportaciones de acciones Serie "A" o reservadas para mexicanos emitidas por cualquier sociedad mexicana, inscritas en la Bolsa Mexicana de Valores, que realicen sus legítimos tenedores.

c) Con las acciones que la FIDUCIARIA suscriba en proporción al número de acciones que detente, de una emisora que decrete un aumento de capital por nuevas aportaciones, siempre y cuando reciba oportunamente de los fideicomisarios los fondos necesarios.

d) Con los rendimientos en acciones que generen los títulos que conformen la masa fiduciaria.

CUARTA.- Son fines de este fideicomiso:

1) Que la FIDUCIARIA emita certificados de participación ordinarios no amortizables, por los montos y en los términos y condiciones que en cada caso le indique el Comité Técnico y le autorice la Comisión Nacional Bancaria y de Seguros, en la inteligencia de que efectuará una sola emisión por cada empresa inscrita en la Bolsa Mexicana de Valores, susceptibles de ser ampliadas, en la medida que el mercado lo requiera, sin que ello implique la modificación de este contrato, o de las condiciones de las emisiones ya efectuadas.

2) Que previa su inscripción en el Registro Nacional de Valores e Intermediarios, la FIDUCIARIA coloque entre inversionistas extranjeros, a través de las casas de bolsa del país, los certificados de participación que emita en cada caso. En caso de que, por circunstancias del mercado, los certificados sean negociados en favor de inversionistas mexicanos, éstos serán canjeados por la FIDUCIARIA, por las acciones correspondientes, a través de los procedimientos de transferencia entre las cuentas de depósito que para el efecto abrirá S.D. INDEVAL a cada una de las partes.

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3) Que la FIDUCIARIA entregue a los FIDEICOMITENTES el producto de la colocación de los certificados de participación que emita, en la proporción correspondiente a sus aportaciones. Para efectos de este inciso, se entenderá que la FIDUCIARIA ha cumplido su cometido mediante los mecanismos de asignación y compensación que efectúen, dentro de sus respectivos ámbitos de actividades, la Bolsa Mexicana de Valores, S.D. INDEVAL y los intermediarios financieros que intervengan en la colocación de los certificados de participación.

4) Que la FIDUCIARIA administre las acciones que integren el patrimonio fiduciario y ejercite por conducto de S.D.INDEVAL los derechos económicos y corporativos inherentes; los derechos corporativos los ejercerá conforme a lo estipulado en este contrato y a las instrucciones que reciba del Comité Técnico del fideicomiso.

5) Que la FIDUCIARIA, por conducto de S.D. INDEVAL, suscriba los aumentos de capital que decreten las empresas emisoras en las que tenga participación en términos de este contrato, en la proporción que le indiquen los fideicomisarios, siempre y cuando reciba de éstos los fondos suficientes para ello, con la debida anticipación.

6) Que la FIDUCIARIA, por conducto de S.D. INDEVAL, distribuya los dividendos que, en su caso, generen los títulos que integren la masa fiduciaria, entre los tenedores de las correspondientes emisiones de certificados, en proporción a su tenencia. Para este efecto, la FIDUCIARIA establecerá en el acta de cada emisión que realice los términos en que los tenedores de certificados podrán ejercitar sus derechos. En todo caso, los dividendos en acciones incrementarán el patrimonio del fideicomiso, y la FIDUCIARIA entregará certificados de participación a los tenedores de la emisión respectiva en la misma proporción, en tanto que los dividendos en efectivo se distribuirán en forma directamente proporcional, entre los fideicomisarios.

7) Que a la extinción del fideicomiso, en su caso, la FIDUCIARIA proceda a la enajenación de los títulos que conformen el patrimonio del fideicomiso y entregue a los tenedores de certificados de participación la parte proporcional del producto que obtenga por dicha enajenación.

QUINTA.- Servirá de fondo común para cada emisión el número de acciones de cada empresa que en cada caso se aporten o adquiera el fideicomiso por compra o suscripción, más los dividendos que, en su caso, generen dichos títulos, cuando tales rendimientos sean pagados en acciones por las emisoras. En todo caso, el fondo común deberá guardar una relación de uno a uno con los certificados de participación en circulación.

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SEXTA.- La duración de este fideicomiso será la máxima permitida por la Ley. La FIDUCIARIA iniciará los actos y gestiones tendientes a la extinción del fideicomiso con una anticipación de 12 meses al cumplimiento de dicho plazo, al término de los cuales procederá a la venta de los títulos que en ese momento integren el patrimonio del fideicomiso, y procederá conforme a lo estipulado en la cláusula CUARTA, inciso 7), de este contrato, sujeto, en todo caso, a lo que establece el Artículo 228, inciso i), de la Ley General de Títulos y Operaciones de Crédito.

No obstante, el fideicomiso podrá extinguirse por recomendación del Comité Técnico, a resolución de la Asamblea de tenedores de certificados de participación, en cualquier momento previo al cumplimiento del plazo estipulado.

SEPTIMA.- De acuerdo con lo dispuesto por el artículo 61 de la Ley Reglamentaria del Servicio Público de Banca y Crédito, la FIDEICOMITENTE instituye en este acto un Comité Técnico que se integrará por 5 miembros, con sus respectivos suplentes, los cuales serán designados: uno por la Comisión Nacional de Inversiones Extranjeras, uno por la Bolsa Mexicana de Valores, S.A. de C.V., uno por la Asociación Mexicana de Casas de Bolsa, A.C., uno por el Representante común de los tenedores de certificados de participación y otro por la FIDEICOMITENTE Nacional Financiera, S.N.C.

En todo caso, asistirán a las reuniones del Comité, un representante de S.D. INDEVAL y uno de la FIDUCIARIA, con derecho a voz pero sin voto. El Comité designará un delegado que podrá o no ser miembro del mismo, para el cumplimiento de sus acuerdos.

El Comité Técnico sesionará válidamente con la asistencia de la mayoría de sus integrantes y sus decisiones deberán ser adoptadas invariablemente por la mayoría de los miembros presentes. Se reunirá con la periodicidad necesaria para el cumplimiento de sus funciones y en cualquier tiempo, a solicitud de la FIDUCIARIA. De cada sesión se deberá levantar un acta firmada por los asistentes, que contenga los acuerdos adoptados, cuyo seguimiento será responsabilidad del delegado.

OCTAVA.- El Comité Técnico tendrá las siguientes facultades:

1) Instruir a la FIDUCIARIA para que ésta lleve a cabo la o las emisiones de certificados de participación que corresponda, en cumplimiento de los fines del fideicomiso, señalando en cada caso el monto y características de los mismos, previa autorización de la Comisión Nacional de Inversiones Extranjeras y de la Comisión Nacional Bancaria y de Seguros.

2) Instruir a la FIDUCIARIA sobre el ejercicio de los derechos corporativos que confieren los títulos integrantes del patrimonio fiduciario, en la inteligencia de que la FIDUCIARIA deberá votar sistemáticamente en el mismo sentido que la mayoría de los accionistas de la Serie que represente.

3) En su caso, recomendar la extinción del fideicomiso y resolver sobre el destino de los valores que integren la masa fiduciaria.

4) Las demás que requiera para el cabal cumplimiento de sus funciones, en relación con los fines del fideicomiso.

Las decisiones del Comité Técnico serán comunicadas a la FIDUCIARIA por escrito. La FIDUCIARIA quedará liberada de cualquier responsabilidad derivada de los actos que realice en cumplimiento de las instrucciones del Comité Técnico; sin embargo, no estará obligada a cumplir dichas instrucciones si éstas van en contra de la naturaleza jurídica o de los fines del fideicomiso.

NOVENA.- Cuando para el cumplimiento de los fines del fideicomiso se requiera la realización de actos urgentes, cuya omisión pudiera perjudicar notoriamente el patrimonio fiduciario, si no fuera posible reunir al Comité Técnico, la FIDUCIARIA procederá como un buen padre de familia, conforme a las sanas prácticas bancarias.

DECIMA.- La FIDUCIARIA cobrará por concepto de honorarios, las siguientes cantidades:

a) Por la aceptación del fideicomiso, la suma de 5 millones de pesos, que la FIDEICOMITENTE paga en este acto.

b) Por su manejo, la suma de 30 millones de pesos para 1990, revisable anualmente. Estos honorarios serán por cuenta de los tenedores de los certificados de participación.

DECIMA PRIMERA.- Los honorarios de la FIDUCIARIA, del representante común de los tenedores de certificados de participación, así como los demás gastos que sea necesario erogar con motivo o en cumplimiento del presente contrato, de cada emisión y las cuotas que en su caso haya que cubrir al S.D. INDEVAL, como depositario de los valores fideicometidos, serán a cargo de los tenedores de los certificados.

INDEVAL cobrará por cuenta de la FIDUCIARIA los honorarios a que se refiere el inciso b) de la cláusula que antecede y los entregará a la FIDUCIARIA mensualmente.

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DECIMA SEGUNDA.- S.D. INDEVAL llevará por cuenta de la FIDUCIARIA el cargo y abono de las cuentas que resulten necesarias para el adecuado registro y control de todas las operaciones imputables a este fideicomiso, para lo cual emitirá diariamente estados de cuenta por cada emisora, que reflejen los movimientos del patrimonio fiduciario, así como de los certificados de participación colocados por casas de bolsa o instituciones de crédito. -

DECIMA TERCERA.- Las personas que con posterioridad a la suscripción de este contrato se incorporen al negocio que en él se consigna, mediante aportaciones al fideicomiso o adquisición de certificados de participación que con fundamento en el mismo emita la FIDUCIARIA, por ese sólo hecho quedarán sujetas a las estipulaciones de este contrato y de las actas de emisión correspondientes.

DECIMA CUARTA.- Para todo lo relativo a la interpretación y cumplimiento de este contrato, serán competentes los Tribunales de la Ciudad de México, Distrito Federal, a cuya jurisdicción quedarán sometidos los futuros fideicomitentes y fideicomisarios, por el solo hecho de su incorporación a este negocio.

El presente contrato se firma en la Ciudad de México, Distrito Federal, el 24 de Noviembre de 1989.

LA FIDEICOMITENTE
NACIONAL FINANCIERA, S.N.C.

Lic. Juan José Páramo
Director General

LA FIDUCIARIA
NACIONAL FINANCIERA, S.N.C.
DEPARTAMENTO FIDUCIARIO

Lic. Lorenzo Thomas Torres
Delegado Fiduciario

S.D. INDEVAL, S.A. DE C.V.

C.P. Manuel Rodríguez Rocha
Director General

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